Exhibit 4.1

INDENTURE

Dated as of October 27, 2016

Among

LG FINANCECO CORP.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

5.875% SENIOR NOTES DUE 2024

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Appendix A	Provisions Relating to Initial Notes and Additional Notes

Schedule 1	Initial Unrestricted Subsidiaries

Exhibit A	Form of Note
Exhibit B	Form of Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit D	Form of Issuer Assumption Supplemental Indenture

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INDENTURE, dated as of October 27, 2016, among LG FinanceCo Corp., a corporation organized under the laws of the Province of British Columbia (“FinanceCo”), and Deutsche Bank Trust Company Americas, a New York banking corporation as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation and issue of $520,000,000 aggregate principal amount of 5.875% Senior Notes due 2024 (the “Initial Notes”); and

WHEREAS, the Issuer has received good and valuable consideration for the execution and delivery of this Indenture and the Notes;

WHEREAS, all necessary acts and things have been done to make: (1) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer; and (2) this Indenture a legal, valid and binding agreement of the Issuer in accordance with the terms of this Indenture;

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01         Definitions.

“Additional Assets” means:

(1)          any property, plant, equipment or other assets (excluding working capital or current assets for the avoidance of doubt) to be used by LGEC or a Restricted Subsidiary in a Related Business; or

(2)          an investment in any one or more businesses or capital expenditures (which for purposes of this definition, shall include the acquisition of any item of Product) and any Permitted Investment, in each case used or useful to a Related Business.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09.

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income, in each case as to such Person and its Restricted Subsidiaries on a consolidated basis:

(1)          Consolidated Taxes; plus

(2)          Consolidated Interest Expense; plus

(3)          Consolidated Adjusted Charges; plus

(4)          restructuring charges, reserves or expenses and one-time charges (which, for the avoidance of doubt, shall include, without limitation, retention, severance, systems establishment costs, contract termination costs, integration costs and future lease commitments); plus

(5)          business optimization expenses; provided that any such business optimization expenses added back pursuant to this clause (5), together with the Non-S-X Adjustment Amount for such period, shall not exceed 15% of Adjusted EBITDA for such period; plus

(6)          non-operating expenses (minus non-operating income); plus

(7)          charges, costs and expenses relating to any issuance or incurrence of Capital Stock, any incurrence or repayment of Indebtedness or the consummation of any Investment, acquisition or disposition, in each case permitted by this Indenture and whether or not successful, including fees, charges and expenses relating to the Transactions; plus

(8)          start-up costs relating to the Comic Con business; plus

(9)          other start-up costs in an aggregate amount not to exceed $25,000,000 for the relevant four-quarter reference period;

less, without duplication,

(10)        non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period);

provided that effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (x) Capitalized Lease Obligations or (y) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof shall be excluded from the calculation of Adjusted EBITDA.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as agent for the lenders under the Senior Credit Facility, or any successor agent, and any other future agent or trustee in respect of any Senior Credit Facility.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Persons” means, with respect to any specified Person, (1) such specified Person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (2) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (1), and (3) any company, partnership, trust or other entity or investment vehicle controlled by any of the Persons referred to in clause (1) or (2) or the holdings of which are for the primary benefit of any of such Persons.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of:

(1)          1.0% of the principal amount of such Note; and

(2)          the excess, if any, of:

(a)          the sum of the present value at such redemption date of (i) the redemption price of such Note at November 1, 2019 (such redemption price being set forth in Section 3.07(b)) plus (ii) all required remaining scheduled interest payments due on such Note through November 1, 2019 (excluding accrued and unpaid interest), discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such redemption date plus 50 basis points, over

(b)          the principal amount of such Note on such redemption date.

“Asset Sale” means any direct or indirect sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, including any Sale/Leaseback Transaction, of (x) shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares) or (y) other than in the ordinary course of business, other property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Issuer or any of the Restricted Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)          a disposition of assets by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary; provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Issuer directly and/or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

(2)          the sale of Cash Equivalents or tax credits;

(3)          a disposition of inventory, including without limitation, Product (not constituting the sale of a Product that in the aggregate would be considered a “library”), in the ordinary course of business;

(4)          a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business (including the abandonment of any intellectual property or surrender or transfer for no consideration) or otherwise as may be required pursuant to the terms of any lease, sublease, license or sublicense;

(5)          the disposition of all or substantially all of the assets of the Issuer in a manner permitted under Section 5.01 or any disposition that constitutes a Change of Control;

(6)          an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to a Wholly-Owned Subsidiary;

(7)          any Permitted Investment and any Restricted Payment that is permitted to be made, and is made, under Section 4.07;

(8)          dispositions of assets or issuance or sale of Capital Stock of a Restricted Subsidiary in a single transaction or series of related transactions with an aggregate Fair Market Value of less than $20,000,000;

(9)          the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(10)        dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or insolvency or similar proceedings and exclusive of factoring or similar arrangements;

(11)        the issuance by a Restricted Subsidiary of Preferred Stock that is permitted under Section 4.09;

(12)        the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and the Restricted Subsidiaries;

(13)        foreclosure on assets;

(14)        any sale of Capital Stock in, Indebtedness or other securities of or Investments in, an Unrestricted Subsidiary;

(15)        any exchange of assets (including Capital Stock) (including a combination of assets and Cash Equivalents) for assets (including Capital Stock) related to a Related Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(16)        sales of Product outside of the ordinary course of business (including the sale of Product that in the aggregate would be considered a “library”) if sold for not less than Fair Market Value and not in excess of $45,000,000 in the aggregate from the Issue Date;

(17)        sales of all or a portion of an interest in a Foreign Subsidiary that is not a Guarantor; provided that the consideration received is not less than Fair Market Value;

(18)        (a) the sale or transfer of Product or intellectual property Product to any ProdCo as part of any Permitted Slate Transaction or (b) any Permitted Slate Financing, including the sale or transfer of any interests in copyrights, distribution rights and/or financial proceeds as contemplated by the definition thereof; and

(19)        the creation of revenue participations of the type described in Section 4.09(c)(16).

“Assumption” means the assumption by LGEC, in connection with the Starz Acquisition and pursuant to a supplemental indenture substantially in the form of Exhibit D hereto, of all of FinanceCo’s rights and obligations under the Notes, this Indenture and the Escrow Agreement (including the right to the proceeds thereof and any other cash amounts then held by or on behalf of FinanceCo), and the release of FinanceCo from all of its obligations under the Notes and this Indenture.

“Assumption Date” means the date of the Assumption.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means (1) Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), (2) the Companies’ Creditors Arrangement Act (Canada) or (3) other similar (a) U.S. federal or state law, (b) Canadian federal or provincial law, or (c) law of any other applicable jurisdiction, in each case relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors or plans of arrangement.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Bridge Facility” means the Bridge Credit and Guarantee Agreement, to be dated as of the Assumption Date, among LGEC, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent. For the avoidance of doubt, the Bridge Facility shall include any bridge loans or exchange notes incurred or entered into in accordance therewith.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York, the State of California, the Province of British Columbia or the Province of Ontario.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any Indebtedness convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided that obligations of the Issuer or the Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Issuer and the Restricted Subsidiaries, either existing on the Assumption Date or created thereafter that (x) initially were not included on the consolidated balance sheet of the Issuer as capital lease obligations and were subsequently characterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Issuer and the Restricted Subsidiaries were required to be characterized as capital lease obligations upon such consideration, in either case, due to a change in accounting treatment or otherwise, or (y) did not exist on the Assumption Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Assumption Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“Cash Equivalents” means:

(1)          Dollars, Canadian Dollars, pound sterling, euros, the national currency of any member state of the European Union or, in the case of any Foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(2)          securities issued or directly and fully Guaranteed or insured by the United States, Canada, Switzerland, the United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)          marketable general obligations issued by any State of the United States of America or any political subdivision thereof or any Canadian province or any public instrumentality thereof maturing within two years from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(4)          certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than two years from the date of acquisition thereof issued by any commercial bank having a short term deposit rating at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P, or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(5)          repurchase obligations for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)          commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments and in any case maturing within one year after the date of acquisition thereof;

(7)          Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(8)          interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above; and

(9)          instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“CCQ” means the Civil Code of Quebec as in effect in the province of Quebec on the Assumption Date (as amended from time to time).

“Change of Control” means:

(1)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of LGEC (or its successor by merger, amalgamation, consolidation, plan of arrangement or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of LGEC held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity);

(2)         the first day on which Continuing Directors cease to constitute a majority of the members of the Board of Directors of LGEC or any Permitted Parent Holdco; or

(3)         sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or plan of arrangement), in one or a series of related transactions, of all or substantially all of the assets of LGEC and the

Restricted Subsidiaries taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than any Permitted Holder or a Restricted Subsidiary.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comic Con” means that certain subscription video on demand service (as such service may continue to organically evolve) or other related service operated by the Issuer, its Subsidiaries or its designees under the name “Comic Con HQ” or other derivation of the word “Comic Con.”

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Assumption Date, and includes, without limitation, all series and classes of such common stock.

“Complete” or “Completed” or “Completion” means with respect to any item of Product, that (1) either (a) sufficient elements have been delivered by the Issuer or applicable Restricted Subsidiary to, and accepted, deemed or determined to be accepted and/or exploited by, a Person (other than the Issuer or applicable Restricted Subsidiary or Affiliates thereof) to permit such Person to exhibit the item of Product in the theatrical or other medium for which the item of Product is intended for initial exploitation or (b) an independent laboratory has in its possession a complete final 35 mm or 70 mm (or other size which has become standard in the industry) composite positive print, video master or other equivalent master copy of the item of Product as finally cut, main and end titled, edited, scored and assembled with sound track printed thereon in perfect synchronization with the photographic action and fit and ready for exhibition and distribution in the theatrical or other medium for which the item of Product is intended for initial exploitation, and (2) if such item of Product was acquired by the Issuer or a Restricted Subsidiary from an unaffiliated third party, the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (including, without limitation, the payment of money not yet due) the occurrence of which might result in the Issuer or such Restricted Subsidiary losing any of its rights in such item of Product.

“Completion Guaranty” means, with respect to any item of Product, a completion guaranty, in customary form consistent with the Issuer’s past practice or otherwise reasonable and customary for transactions of such nature, which (1) names the production financier to the extent such item of Product is financed in accordance with Section 4.09(a), Section 4.09(b) or Section 4.09(c)(12) as a beneficiary thereof to the extent of the Issuer’s or applicable Restricted Subsidiary’s financial interest in such item of Product and (2) guarantees that such item of Product will be Completed in a timely manner, or else payment may be made to such production financier of an amount of up to the aggregate amount expended on the production of such item of Product by, or for the account of, the Issuer or applicable Restricted Subsidiary plus interest on, and other bank charges with respect to, such amount.

“Consolidated Adjusted Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)          depreciation; plus

(2)          amortization other than direct operating expenses, as calculated on the Assumption Date; plus

(3)          other non-cash expenses (including, without limitation, stock based compensation expenses including for stock appreciation rights or write-off of deferred financing charges, and non-cash reductions of Consolidated Net Income attributable to consideration paid to any Person in Capital Stock) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP,

(but for each of clauses (1) through (3) excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period (other than accruals for stock appreciation rights));

plus

(4)          print and advertising expenses (irrespective of whether such Person has actually made a cash payment in respect thereof during such period) for which such Person has an off-setting right of payment and/or guarantee (including, for the avoidance of doubt, any partial guarantee which such Person believes in good faith to be sufficient in size to cover any reasonably anticipated loses from these expenses) from a third-party producer (less the amortization of participation charges that would have been expensed had the print and advertising expense not been expensed in the GAAP financial statements, such amortization to be calculated in accordance with accounting based on the film forecasting method); plus

(5)          any non-cash accelerated amortization of programming costs and other intangibles. For the avoidance of doubt, the amortization of the allocation of the purchase price of a business to increase or decrease the carrying value of the assets and liabilities in accordance with GAAP is considered a non-cash expense.

“Consolidated Applicable Interest Charge” means, with respect to any Person for any period, the sum, without duplication, of:

(1)          consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of original issue discount and deferred financing fees and expensing of any bridge or other financing fees); plus

(2)          consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, other than capitalized interest included in the cost of any item of Product; minus

(3)          interest income for such period (other than interest income attributable to the discounting of accounts receivable); minus

(4)          interest expense accrued as a result of the Financial Accounting Standards Board Staff Position No. APB 14-1, to the extent such interest expense was included in clause (1) of this definition.

“Consolidated Debt” shall mean, as of any date of determination, the sum of (without duplication) the principal amount of all Indebtedness of the type set forth in clauses (1), (2), (3) (other than to the extent undrawn), (5), (6), (7) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Debt) and (8) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Debt) of the definition of “Indebtedness” of the Issuer and the Subsidiaries determined on a consolidated basis on such date; provided that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements; and provided further, that neither (i) unfunded commitments for Indebtedness nor (ii) Other Permitted Priority Indebtedness shall be included in the calculation of Consolidated Debt.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)          consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and including amortization of deferred financing fees, debt issuance costs and expensing of any bridge or other financing fees); plus

(2)          consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, other than capitalized interest included in the cost of any item of Product; minus

(3)          interest income for such period (other than interest income attributable to the discounting of accounts receivables).

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)          any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that, subject to the limitations contained in clauses (3) through (6) below, equity of the Issuer or any Restricted Subsidiary in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)          any net income (but not loss) of any Restricted Subsidiary (other than (a) a Guarantor, (b) Pilgrim JV and (c) any other Restricted Subsidiary to the extent any such restriction relates to a Joint Venture, charter or other agreement or instrument entered into by the Issuer or a Restricted Subsidiary with a minority shareholder to the extent the Issuer has a call option on such minority shareholder’s Capital Stock) if such Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that, subject to the limitations contained in clauses (3) through (6) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)          any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Issuer or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Issuer;

(4)          any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5)          any extraordinary, nonrecurring or unusual gain or loss; and

(6)          the cumulative effect of a change in accounting principles.

“Consolidated Taxes” means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes taken into account in calculating Consolidated Net Income.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer or Permitted Parent Holdco, as the case may be, who: (1) was a member of such Board of Directors on the Issue Date (or, in the case of a Permitted Parent Holdco, the date such Permitted Parent Holdco acquired 100% of the Voting Stock of the Issuer if the members of the Board of Directors of such Permitted Parent Holdco were approved for the purpose of this definition, on or prior to such date, by a majority of the Continuing Directors of the Issuer); or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)          matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)          is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)          is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer or its Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Issuer or its Subsidiaries, as applicable, may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Issuer under Section 4.10 and Section 4.14 and such repurchase or redemption complies with Section 4.07.

“Distribution Agreements” means (1) any and all agreements entered into by LGEC or a Guarantor pursuant to which such Person has sold, leased, licensed or assigned distribution rights or other exploitation rights to any item of Product to a Person that is not an Affiliate of LGEC or a Guarantor and (2) any and all agreements hereafter entered into by a LGEC or a Guarantor pursuant to which such Person sells, leases, licenses or assigns distribution rights or other exploitation rights to any item of Product to a Person that is not an Affiliate of LGEC or a Guarantor.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“DTC” means The Depository Trust Company.

“Equity Offering” means an offering for cash by the Issuer or any direct or indirect parent entity of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (1) offerings with respect to such Common Stock, or options, warrants or rights, registered on Form S-4 or S-8 and (2) an issuance to any Subsidiary.

“Escrow Account” means a segregated account, under the sole control of the Trustee, that includes only cash and the proceeds thereof, free from all Liens other than the Lien in favor of the Trustee for the benefit of the Holders of the Notes.

“Escrow Agent” means Deutsche Bank Trust Company Americas, as escrow agent, until a successor replaces it in accordance with Section 7.08 and thereafter means the successor serving hereunder.

“Escrow Agreement” means the Escrow Agreement, dated as of the date hereof, by and among FinanceCo, the Trustee and the Escrow Agent.

“Escrow Property” means the amounts held in the Escrow Account by the Escrow Agent pursuant to the Escrow Agreement, consisting of the gross proceeds of the Notes and the additional deposits made from time to time by or on behalf of FinanceCo.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means Net Cash Proceeds received by the Issuer from:

(1)          contributions to its common equity capital; or

(2)          the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock) of the Issuer;

in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such equity interests are sold, as the case may be.

“Existing Convertible Notes” means (1) the 4.00% Convertible Senior Subordinated Notes Due 2017 dated as of January 11, 2012 and related Guarantees issued under the Indenture dated as of January 11, 2012 among LGEC, LGEI and The Bank of New York Mellon Trust Company, N.A., and (2) the 1.25% Convertible Senior Subordinated Notes Due

2018 dated as of April 15, 2013 and related Guarantees issued under the Indenture dated as of April 15, 2013 among LGEC, LGEI and U.S. Bank National Association.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“FinanceCo” has the meaning given to such term in the introductory paragraph of this Indenture.

“Fitch” means Fitch Group, Inc., a jointly-owned Subsidiary of Hearst Corporation and Fimalac, S.A., and any successor to its rating agency business.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. All ratios and computations based on GAAP will be computed in conformity with GAAP, except that in the event LGEC is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Government Securities” means securities that are:

(1)          direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)          obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)          to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)          entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit or for indemnification in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Restricted Subsidiary in existence on the Assumption Date that provides a Notes Guarantee on the Assumption Date (and any other Restricted Subsidiary that provides a Notes Guarantee in accordance with this Indenture after the Assumption Date); provided that upon release or discharge of such Restricted Subsidiary from its Notes Guarantee in accordance with this Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

“Headquarters JV” means either (1) LGJW Colorado Partners, LLC or (2) any other entity which is directly or indirectly owned in whole or in part by the Issuer and which is formed for the sole purpose of constructing, maintaining and owning an office building to be used as a headquarters of the Issuer and/or Subsidiaries thereof.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)          the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)          the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)          the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 90 days of Incurrence);

(4)          the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (a) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (b) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5)          Capitalized Lease Obligations of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)          the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Issuer that is not a Guarantor, any Preferred Stock;

(7)          the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)          the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9)          to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

(10)        to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Unrestricted Subsidiaries” means each Subsidiary of LGEC as of the Assumption Date set forth in Schedule 1 of this Indenture as an “Initial Unrestricted Subsidiary.”

“Interest Payment Date” means May 1 and November 1 of each year to the Stated Maturity of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit or indemnity provision) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)          Hedging Obligations entered into in compliance with this Indenture;

(2)          endorsements of negotiable instruments and documents in the ordinary course of business;

(3)          an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Issuer;

(4)          accounts receivable, trade credit and advances to customers in the ordinary course of business;

(5)          commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business; and

(6)          any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business.

For purposes of Section 4.07,

(1)         “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2)          any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(3)          if the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, or an equivalent rating by any Rating Agency.

“Issue Date” means October 27, 2016.

“Issuer” means, prior to the Assumption Date, FinanceCo, and from and after the Assumption Date, LGEC.

“Joint Venture” means a joint venture or similar venture with one or more unrelated parties (whether structured as a corporation, partnership, limited liability company or other entity) in which the Issuer or any of its Restricted Subsidiaries own Capital Stock and which is formed and operated to conduct a Related Business.

“LGEC” means Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada, and any successor thereof, and not any of its subsidiaries.

“LGEI” means Lions Gate Entertainment Inc., a Delaware corporation, and its successors.

“LGF” means Lions Gate Films Inc. and its successors.

“LGT” means Lions Gate Television Inc. and its successors.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of or agreement to give any financing statement under the applicable PPSA, the CCQ, or UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Material Indebtedness” means Indebtedness of the types described in clauses (1), (2), (5) and (8) (only with respect to Guarantees of Indebtedness of the types described in clauses (1), (2) and (5) of the definition of “Indebtedness”) of the definition of “Indebtedness” of the Issuer or any Guarantors in an aggregate principal amount equal to or greater than $75,000,000, other than Other Permitted Priority Indebtedness.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 30, 2016 (as amended, supplemented or modified and in effect from time to time, and including all schedules and exhibits thereto), by and among the LGEC, Orion Arm Acquisition, Inc., and Starz.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“MQP” means MQP, LLC and its successors.

“Negative Pick-up Obligation” means, with respect to any item of Product produced by anyone other than the Issuer or a Restricted Subsidiary, a commitment to pay a certain sum of money or other Investment made by the Issuer or Restricted Subsidiary in order to obtain ownership, distribution rights or sales agency rights in such item of Product. Negative Pick-up Obligation includes both “traditional” negative pickup arrangements and indirect structures.

“Net Available Cash” from an Asset Sale means cash payments actually received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable, but only as and when actually received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case net of:

(1)          all legal, accounting, investment banking, title and recording taxes, fees, expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP or otherwise payable (in the good faith determination of the Issuer) in connection with such Asset Sale (including any repatriation of the proceeds of such Asset Sale);

(2)          all payments made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3)          all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Sale;

(4)          the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Issuer or any Restricted Subsidiary after such Asset Sale; and

(5)          in the case of any Asset Sale by a Subsidiary which is not a Wholly-Owned Subsidiary, a portion of the cash payments received by such Subsidiary equal to the portion of the economic interests in such Subsidiary which are not directly or indirectly owned by the Issuer.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or any Incurrence of Indebtedness, means the cash proceeds of such issuance or sale or such Incurrence net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees, expenses and charges actually Incurred in connection with such issuance or sale or such Incurrence and net of taxes paid or payable (in the good faith determination of the Issuer) in connection with such issuance or sale or such Incurrence (including any repatriation of the proceeds of such sale or Incurrence).

“Net Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of:

(1)          (a) the total principal amount of Secured Funded Indebtedness that would appear on a balance sheet of the Issuer and its Restricted Subsidiaries as of such determination date, minus (b) Unrestricted Cash as of such determination date in an amount not to exceed $200,000,000, to

(2)          Adjusted EBITDA of the Issuer, calculated on a Pro Forma Basis, for the most recent Test Period.

“Net Total Leverage Ratio” shall mean, as of any date of determination, the ratio of:

(1)          (a) the total principal amount of Consolidated Debt that would appear on a balance sheet of the Issuer and its Restricted Subsidiaries as of such determination date, minus (b) Unrestricted Cash as of such determination date in an amount not to exceed $200,000,000, to

(2)          Adjusted EBITDA of the Issuer, calculated on a Pro Forma Basis for the most recent Test Period.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Notes” means, collectively, the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture, including any Additional Notes and any Notes issued and authenticated upon transfer, replacement or exchange of Notes.

“Notes Guarantee” means, individually, any Guarantee of the Issuer’s Obligations under this Indenture by any Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto and, collectively, the Notes Guarantees.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.

“Offering Memorandum” means the Offering Memorandum dated October 13, 2016 relating to the offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, Chief Strategic Officer, any President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer. Officer of any Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Other Permitted Priority Indebtedness” means Indebtedness which is (a) permitted to be Incurred after the Assumption Date by Section 4.09(c)(12), Section 4.09(c)(13), Section 4.09(c)(14), Section 4.09(c)(17) or Section 4.09(c)(18) or (b) incurred prior to the Assumption Date but of any type described in the foregoing clause (a).

“Outside Date” means the date that is initially November 30, 2016, and may be extended by FinanceCo in its sole discretion from time to time, but no more than five times, as follows. FinanceCo may, by notice to the Trustee and the Escrow Agent (an “Extension Election”) delivered not later than two Business Days prior to the applicable Outside Date, make an election to extend the applicable Outside Date to a date (an “Extended Outside Date”) specified by FinanceCo, so long as, prior to the then-existing Outside Date, FinanceCo deposits an amount in cash sufficient (as determined solely by FinanceCo), when taken together with the amount of Escrow Property then on deposit in the Escrow Account, to pay an amount equal to 100% of the initial issue price of the Notes as set forth on the cover page of the Offering Memorandum, plus accrued and unpaid interest on the Notes to, but not including, the third Business Day following such Extended Outside Date, and thereafter such Extended Outside Date shall become the “Outside Date” for all purposes hereof. The Extended Outside Date shall be, in the case of any Extension Election, a date specified by FinanceCo which is a Business Day and which is not later than March 31, 2017.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes (without giving effect to collateral arrangements).

“Permitted Holder” means, at any time, each of: (1) (a) Mark H. Rachesky, M.D., (b) John C. Malone and (c) any Affiliate of such Persons, or any Affiliated Persons of such

Persons; (2) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any Person described in clause (1) hereof is a member; provided that Persons described in clause (1) hereof beneficially own a majority of the Voting Stock of LGEC beneficially owned by all members of such group; and (3) any Person (including LGEC upon a sale of all or substantially all of its assets to a Subsidiary thereof in a transaction permitted under Section 5.01) (x) that acquires (or otherwise holds), directly or indirectly, 100% of the voting power of the Voting Stock of LGEC and, immediately after giving effect to such acquisition and any related transactions, has no material assets other than Capital Stock of LGEC and (y) of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than any of the Permitted Holders specified in clauses (1) and (2) above, holds more than 50% of the total voting power of the Voting Stock thereof (any Person described in clause (3) hereof, a “Permitted Parent Holdco”).

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)          the Issuer or a Restricted Subsidiary;

(2)          a Person that is engaged in a Related Business if as a result of such Investment:

(A)         such Person becomes a Restricted Subsidiary; or

(B)         such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(3)          cash and Cash Equivalents;

(4)          receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)          payroll, travel, services (e.g., shared services arrangements) to the extent permitted by Section 4.11(b)(7) and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)          loans or advances to employees, officers or directors of the Issuer or any Restricted Subsidiary not in excess of $10,000,000;

(7)          any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(A)         in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, insolvency, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(B)         as a result of a foreclosure (or similar remedy) by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)          Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or any other disposition of assets not constituting an Asset Sale;

(9)          Investments in existence on the Assumption Date (including, for the avoidance of doubt, Investments of Starz and Starz’ Subsidiaries) and all exchanges, extensions, refinancings and renewals thereof;

(10)        Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(11)        Guarantees and other Investments issued in accordance with Section 4.09 relating to Negative Pick-up Obligations, Program Acquisition Guarantees, minimum guarantees to acquire items of Product or interests therein or similar activities, in each case in the ordinary course of business;

(12)        Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and its Restricted Subsidiaries in connection with such plans;

(13)        Investments made pursuant to investment commitments existing on the Assumption Date in (a) Playco Holdings Limited and (b) other Joint Ventures in existence on the Assumption Date;

(14)        with respect to the purchase price and/or construction costs expended by LGEC and the Guarantors for LGEC’s headquarters or any other real property of LGEC and the Guarantors, the portion of such purchase prices in excess of any mortgage related to such purchase price;

(15)        Investments in the Headquarters JV, at any time outstanding, not to exceed $40,000,000 (exclusive of any permitted guarantee);

(16)        Investments in Joint Ventures and Unrestricted Subsidiaries, in an amount, at any time outstanding, not to exceed the greater of (a) $250,000,000 and (b) 3.0% of Total Assets when made;

(17)        Investments (including debt obligations) received in connection with the bankruptcy, insolvency or reorganization of suppliers, customers or other debtors or in settlement of delinquent obligations arising in the ordinary course of business;

(18)        nominal Investments in Special Purpose Producers;

(19)        Investments in and Guarantees of obligations of the Issuer, any Restricted Subsidiary, or any of their respective direct or indirect Subsidiaries or Joint Ventures (which Subsidiaries or Joint Ventures may engage in business unrelated to such Investment to the extent otherwise permissible under this Indenture) in connection with co-productions, co-ventures or co-financing arrangements related to the production, distribution and/or acquisition of Product or an interest therein, in each case in the ordinary course of business consistent with past practice;

(20)        Investments in an aggregate amount at any time outstanding not to exceed the greater of (a) $275,000,000 and (b) 3.0% of Total Assets when made; provided that at the time of and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(21)        the Transactions, including the consummation of the Starz Acquisition pursuant to the terms of the Merger Agreement;

(22)        any acquisition or production of Product in the ordinary course of business, to the extent such action would be considered an Investment;

(23)        Letters of credit as to which the Issuer or a Restricted Subsidiary is the beneficiary and which are issued for the account of third party investors in Product of the Issuer or a Restricted Subsidiary;

(24)        Investments consisting of the contribution or transfer of the (A) Comic Con business or (B) Spanish-language OTT to an Unrestricted Subsidiary or Joint Venture (or the transfer of Capital Stock in a Subsidiary that owns the Comic Con business or Spanish-language OTT, as the case may be, such that such Subsidiary becomes a Joint Venture); provided that at the time of and after giving effect to such Investment, (x) no Default shall have occurred and be continuing or would occur as a consequence thereof and (y) the Issuer’s Net Secured Leverage Ratio shall be not greater than 5.25 to 1.00 on a Pro Forma Basis;

(25)        Investments in any ProdCo in accordance with the definition of “Permitted Slate Transaction”; and

(26)        Guarantees made in accordance with Section 4.09 and Section 4.15.

“Permitted Liens” means, with respect to any Person:

(1)          Liens securing Indebtedness and other obligations Incurred pursuant to Section 4.09(c)(1)(A) or Section 4.09(c)(1)(B) (and Hedging Obligations and banking services or cash management obligations secured therewith), including any Guarantees thereof;

(2)          pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such

Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)          Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens;

(4)          Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that any appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)          Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)          encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions or agreements (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially impair their use in the operation of the business of such Person;

(7)          Liens securing Hedging Obligations so long as the related Indebtedness is permitted under this Indenture;

(8)          leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

(9)          Liens arising out of attachments, judgments (to the extent not resulting in an Event of Default) or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which any appropriate reserves have been established in accordance with GAAP;

(10)        Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed or improved; provided that:

(a)          the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b)          such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)        Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(12)        Liens arising from any applicable UCC, CCQ or PPSA financing statement filings or other similar filings regarding operating leases entered into by the Issuer and the Restricted Subsidiaries;

(13)        Liens existing on the Assumption Date (other than Liens permitted under clause (1) of this definition) (including, for the avoidance of doubt, Liens on assets of Starz and its Subsidiaries);

(14)        Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(15)        Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into, or plan of arrangement with, the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(16)        [reserved];

(17)        [reserved];

(18)        Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (18), (25) and (38) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)        any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)        [reserved];

(21)        Liens to secure payment and performance obligations of the Issuer and Guarantors in connection with a revenue participation purchase agreement or similar arrangement for third-party investments in Product produced, acquired or distributed by the Issuer and such Guarantors in the ordinary course of business consistent with past practice;

(22)        Liens under industrial revenue, municipal or similar bonds;

(23)        Liens to secure Negative Pick-up Obligations, Program Acquisition Guarantees and other direct or indirect guarantees (including minimum guarantees) related to the acquisition, production or distribution of items of Product in the ordinary course of business to the extent such Lien is limited solely to such item of Product related to such Negative Pick-up Obligation, Program Acquisition Guarantee or other guarantee;

(24)        Liens to secure Other Permitted Priority Indebtedness to the extent such Lien is limited solely to the item or items of Product or related Production Accounts relating to such Other Permitted Priority Indebtedness;

(25)        Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed at the time of Incurrence thereof, together with all other outstanding (x) Indebtedness secured by Liens pursuant to this clause (25) and (y) Refinancing Indebtedness secured by Liens incurred under clause (18) above in respect of Indebtedness previously secured by Liens under this clause (25), the greater of (a) $100,000,000 and (b) 1.25% of Total Assets;

(26)        Liens on assets of a Subsidiary that is not a Guarantor securing Indebtedness of a Subsidiary that is not a Guarantor permitted to be Incurred pursuant to Section 4.09;

(27)        Liens in favor of guilds or unions (whether pursuant to written security agreements, any producer’s or distributor’s assumption agreements, or otherwise), in each case which are required in the ordinary course of business pursuant to collective bargaining agreements;

(28)        Liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to Distribution Agreements or of licensors from whom any of the Issuer or the Restricted Subsidiaries has (directly or indirectly) obtained any distribution rights or other exploitation rights to any item of Product (or of Persons providing financing to obtain such rights) or Liens to secure production advances on an item of Product; provided that such Liens are limited to such distribution, exhibition and/or exploitation rights and the applicable revenue therefrom;

(29)        Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by laboratories and post-production houses, record warehouses and suppliers of materials and equipment which secure outstanding trade payables;

(30)        possessory Liens (other than those of laboratories and production houses) which (a) occur in the ordinary course of business, (b) secure normal trade debt which is not yet due and payable and (c) do not secure Indebtedness;

(31)        customary Liens in favor of completion guarantors granted in connection with Completion Guaranties;

(32)        Liens granted by the Issuer or any Restricted Subsidiary that is a Special Purpose Producer to secure outside production financing otherwise permitted under this Indenture;

(33)        Liens granted in connection with any Permitted Slate Financing in accordance with the definition thereof;

(34)        Liens to secure Replication Advances permitted by Section 4.09(c)(14);

(35)        Liens on tax credits to secure Indebtedness which is otherwise non-recourse to the Issuer or any Restricted Subsidiary, other than customary representations and warranties;

(36)        Liens granted by either MQP, any Services Company that is the Issuer or any Restricted Subsidiary, LGF or LGT to secure MQP’s obligations to SGF pursuant to the SGF Co-Financing Arrangement;

(37)        Liens in connection with reversion or turnaround rights with respect to a project in development;

(38)        Liens granted by one or more of the Issuer and its Restricted Subsidiaries to secure Secured Funded Indebtedness permitted to be Incurred pursuant to Section 4.09(a), or any refinancing of such Indebtedness permitted pursuant to Section 4.09(c)(11);

(39)        [reserved];

(40)        rights or other interests granted under the Co-Publishing Agreement, dated April 5, 2013 and effective as of January 1, 2012, among Lions Gate Music Publishing LLC and Lions Gate Records, Inc. and Warner/Chappell and its affiliated entities (as the same may be amended, restated, supplemented, or otherwise modified from time to time); and

(41)        Liens pursuant to the Escrow Agreement.

“Permitted Slate Financing” means a financing arrangement in which two or more of the Issuer and/or Guarantor’s (as applicable) audio visual works (including motion pictures) are partially financed through an arrangement with a third party (“Permitted Financier”) who may be granted an interest in or share of the copyright, distribution rights, and/or certain financial proceeds from the subject audio visual works (collectively, “Permitted Financier Rights”) in connection with such financing arrangement; provided that (i) the only recourse of the Permitted Financier in connection with such arrangement against the Issuer or such Guarantor shall be limited to the Permitted Financier Rights, interests in related Production Accounts (if any), and customary representations and warranties given by the Issuer and/or Guarantor in connection with such arrangement and (ii) any such interest granted to the Permitted Financier in the Permitted Financier Rights and the other terms of such arrangement shall be reasonable and on an arm’s length basis and consistent with customary practice for transactions of such nature (as determined in good faith by the Issuer).

“Permitted Slate Transaction” shall mean a transaction which the Issuer and/or the Guarantors may at their option consummate and which satisfies all of the following criteria: (1) the borrower or the issuer in such transaction (each, a “ProdCo”) will be a new corporation, limited liability company or limited partnership formed solely for the purpose of a Permitted Slate Transaction; (2) each ProdCo will not engage in any business other than producing, acquiring or funding the print and advertising expenses of items of Product to be distributed by the Issuer or one or more Guarantors; (3) the Issuer or any Guarantor and the other third party investors or financiers in such transaction will acquire (a) shares, membership interests, limited partnership interests, or other Capital Stock, in the applicable ProdCo and/or (b) revenue participations in the items of Product to be produced by such ProdCo; (4) such ProdCo will not be a Guarantor; (5) each ProdCo will acquire from the Issuer or the Guarantors ownership of items of Product; (6) each ProdCo will grant to the Issuer or any Guarantor distribution and exploitation rights in those items of Product acquired by such ProdCo; (7) nothing in the documentation and/or structure for a Permitted Slate Transaction shall permit ProdCo to distribute the contractually mandated revenue generated thereby except on a pro rata or a basis which is greater than pro rata in favor of the Issuer or a Guarantor, other than a customary production fee or interest return on the amount invested (provided, however, that if this condition is not satisfied, such transaction will qualify as a Permitted Slate Transaction, but the Investment in such transaction will be included in and subject to the Slate Cap); and (8) ProdCo may not incur Indebtedness other than Subordinated Obligations (provided, however, that if this condition is not satisfied, such transaction will qualify as a Permitted Slate Transaction, but the Investment in such transaction will be included in and subject to the Slate Cap).

“Person” shall mean any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Pilgrim JV” means Pilgrim Media Group, LLC.

“PPSA” shall mean the Personal Property Security Act, B.C. 1996 chapter 359 as heretofore and hereafter amended and in effect in the Province of British Columbia, or, where the context requires, the legislation of the other provinces or territories of Canada (other than Quebec) relating to security in personal property generally, including accounts receivable, as adopted by and in effect from time to time in such provinces or territories of Canada, as applicable.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Pro Forma Basis” shall mean, as to any Person, for any events as described that occur subsequent to the commencement of a period, such calculation as will give pro forma effect to such events as if such events occurred on the first day of such period (the “Reference Period”):

(1)          the Transactions, any Asset Sale, any asset acquisition or Investment (or series of related Investments) permitted under this Indenture, in each case, in excess of $25,000,000, any merger, amalgamation, consolidation (or any similar transaction or transactions) and any dividend, distribution or other similar payment;

(2)          any operational changes or restructurings of the business of the Issuer or any of its Restricted Subsidiaries that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during or subsequent to the Reference Period (including in connection with an Asset Sale or asset acquisition described in clause (1) above) and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith;

(3)         the designation of any Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Subsidiary;

(4)         any incurrence, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (1) above); and

(5)         any other event, in each case that by the terms of this Indenture requires a test, financial ratio or covenant to be calculated on a “Pro Forma Basis.”

Pro forma calculations made pursuant to this definition shall be determined in good faith by the Issuer, and shall be made without duplication of amounts already included pursuant to the definition of “Adjusted EBITDA.” Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (2) of the immediately preceding paragraph reasonably expected to result from the applicable pro forma event in the 18 month period following the consummation of such pro forma event; provided that the aggregate amount of such adjustments described in clause (2) of the immediately preceding paragraph that do not either (X) comply with Article 11 of Regulation S-X for any Reference Period or (Y) relate to or arise from the Transaction (the “Non-S-X Adjustment Amount”) shall not, when aggregated with the amount of any increase to Adjusted EBITDA pursuant to clause (5) thereof for such Reference Period, exceed 15% of Adjusted EBITDA for such Reference Period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstanding borrowings thereunder are reasonably expected to increase as a result of any transactions described in clause (1) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such applicable optional rate as the Issuer may designate.

In the event that any financial ratio is being calculated for purposes of determining whether Indebtedness or any Lien relating thereto may be incurred, the Issuer may elect, pursuant to an Officers’ Certificate thereof delivered to the Trustee, to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment (such election to be consistently applied for all purposes under this Indenture), in which case Indebtedness in an amount equal to such commitment shall be deemed to be outstanding for all financial calculations until such commitment is terminated, but any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Product” means any motion picture, live event, film, music or video tape or other audio-visual work or episode thereof produced for theatrical, non-theatrical or television release or for exploitation in any other medium (including, without limitation; interactive media, multi-channel and digital platforms, stage plays, museum tours, theme parks or other location-based entertainment), in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter devised, with respect to which the Issuer or any of its Restricted Subsidiaries (1) is the copyright owner or (2) acquires an equity interest or distribution or sales agency rights. The term “item of Product” shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Issuer and the Restricted Subsidiaries, and all rights therein and thereto, of every kind and character.

“Production Account” means any demand deposit account established by the Issuer or any Guarantor at a commercial bank for the sole purpose of paying the production costs of a particular item of Product (or, in connection with any Permitted Slate Financing, the audio visual works (including motion pictures) to which such Permitted Slate Financing relates) in the ordinary course of business.

“Program Acquisition Guarantees” means any commitment of the Issuer or any Restricted Subsidiary to a producer or owner of Product in conjunction with the acquisition of Product, distribution rights or sales agency rights in Product by the Issuer or such Restricted Subsidiary to the effect that (1) the gross revenues to be generated in the future from the exploitation of such Product or the net revenues to be received by such producer or owner from the exploitation of such Product are reasonably anticipated by the Issuer to equal or exceed an amount specified in the acquisition agreement related to such Product or (2) otherwise requires payment by the Issuer or Restricted Subsidiary of a minimum amount specified in the acquisition agreement related to such Product regardless of actual performance of such Product.

“Rating Agencies” means each of S&P and Moody’s or if S&P or Moody’s or both of them shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for S&P or Moody’s as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that is Incurred in exchange for, or to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, with “refinance,” “refinances” and “refinanced” each having a correlative meaning) any Indebtedness being refinanced (or previous refinancing thereof); provided, however, that:

(1)          the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (a) the Stated Maturity of the Indebtedness being refinanced or (b) 91 days later than the stated Maturity of the Notes;

(2)          the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (a) the remaining Average Life of the Indebtedness being refinanced or (b) 91 days after the remaining Average Life of the Notes;

(3)          such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, interest or premiums required by the instruments governing such existing Indebtedness, any tender premiums with respect thereto, and fees and expenses Incurred in connection therewith);

(4)          if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Notes Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Notes Guarantee on terms in the aggregate not materially less favorable to the Holders than those contained in the documentation governing the Indebtedness being refinanced (as determined by the Issuer in good faith); and

(5)          Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Issuer or a Guarantor.

“Related Business” means the (1) development, production, distribution, acquisition or disposition of intellectual properties including films, live event, television, interactive media, music and video product or any other audio-visual work and/or rights therein or thereto, (2) operation of physical production facilities, (3) acquisition and operation of television channels and internet or digital distribution platforms and (4) any business which is related, ancillary or complementary to any of the foregoing activities, including, without limitation, the acquisition and operation of theme parks, museum tours, stage plays or other live or location-based entertainment.

“Replication Advances” means advances incurred pursuant to DVD replication, tape duplication or film processing transactions which require repayment if certain volume commitments are not fulfilled; provided that repayment of such advances (1) may not be accelerated or be required to be paid on demand unless such repayment obligation is completely unsecured, (2) do not require cash payments of interest and (3) are on terms at least as favorable as the Issuer’s or such Restricted Subsidiary’s current replication deals.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Issuer (or LGEC prior to the Assumption Date) other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, Inc. and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person (other than the Issuer or any of its Restricted Subsidiaries) and the Issuer or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Funded Indebtedness” shall mean Consolidated Debt of the Issuer and its Restricted Subsidiaries that is secured by a Lien on any asset of the Issuer or any Restricted Subsidiary which is (a) not a Permitted Lien or (b) a Permitted Lien incurred pursuant to (x) clause (1), (10), (13), (15), (25) or (38) of the definition thereof or (y) clause (18) thereof to the extent the Lien incurred pursuant to clause (18) refinanced a Lien previously incurred pursuant to a clause set forth in the foregoing clause (x).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facility” means (1) the Credit and Guarantee Agreement, to be dated as of the Assumption Date, among the Issuer, as borrower, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as Administrative Agent, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder; provided that such additional Indebtedness is Incurred in accordance with Section 4.09) and (2) if the Senior Credit Facility described in clause (1) is not outstanding, if designated by the Issuer to be included in the definition of “Senior Credit Facility,” one or more related debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, debt securities, indentures or other forms of debt financing, in each case with the same or different borrowers or issuers, and as the same may be amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. For the avoidance of doubt, the Senior Credit Facility shall not include the Bridge Facility.

“Services Company” means a corporation (which may or may not be a subsidiary of the Issuer) having a permanent establishment in Québec which provides production services pursuant to a production services agreement between MQP and such Services Company.

“SGF” means SGF Entertainment Inc., a subsidiary of the Société Générale Financement du Québec and its successors.

“SGF Co-Financing Arrangement” means the co-financing arrangement by and among MQP, the Issuer and SGF pursuant to which, among other things, (1) MQP agreed to sell revenue participation interests in certain motion pictures and television productions to SGF pursuant to that certain Revenue Participation Purchase Agreement among MQP, SGF, LGF and LGT dated as of July 25, 2007, (2) MQP licensed certain motion pictures to LGF pursuant to that certain Master Distribution Agreement (Film Productions) between MQP and LGF, dated as of July 25, 2007 and (3) MQP agreed to license certain television productions to LGT pursuant to that certain Master Distribution Agreement (Television Productions) between MQP and LGT, dated as of July 25, 2007.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer (or the Issuer prior to the Assumption Date) within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Slate Cap” shall mean, at any time, the greater of (a) $300,000,000 (plus any returns of capital actually received by the Issuer and the Guarantors in respect of Investments made after the Assumption Date by them in all Permitted Slate Transactions) or (b) 3.5% of Total Assets at such time.

“Spanish-language OTT” means the Issuer’s current Spanish-language subscription video on demand service (as such service may continue to organically evolve) or other related service operated by the Issuer, its Subsidiaries or its designees.

“Special Mandatory Redemption Trigger Event” means the occurrence of either of the following events: (1) the Escrow Agent shall not have received a Release Notice (as defined in the Escrow Agreement) on or prior to the then-applicable Outside Date from the Issuer certifying that the Release Conditions (as defined in the Escrow Agreement) will be satisfied on or prior to such then-applicable Outside Date or (2) the Issuer shall notify the Escrow Agent in writing that (A) LGEC (together with its Subsidiaries) will not pursue the consummation of the Starz Acquisition or (B) the Merger Agreement has been validly terminated in accordance with its terms.

“Special Purpose Producer” means a special purpose corporation or limited liability company formed solely for the purpose of producing a Product or any audio-visual product or live or location-based entertainment which, in each case, will be purchased or distributed in whole or in part by the Issuer or any of its Restricted Subsidiaries.

“Starz” means Starz, a Delaware corporation, and its successors.

“Starz Acquisition” means the acquisition by LGEC, directly or indirectly, whether by merger with or into any Subsidiary of LGEC or otherwise, of Starz.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Issuer or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes or the Notes Guarantees pursuant to a written agreement. For the avoidance of doubt, such determination will be made without reference to the presence or absence of security in respect of any such Indebtedness.

“Subsidiary” of any Person means (x) (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company, unlimited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture, limited liability company, unlimited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person and (y) any corporation, association or other business entity (including any partnership, joint venture, limited liability company, unlimited liability company or similar entity) (1) as to which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies thereof, whether through the ownership of voting securities, by contract or otherwise and (2) which is consolidated with such Person pursuant to GAAP. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Issuer.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Issuer most recently ended for which financial statements of the Issuer have been (or were required to be) delivered pursuant to Section 4.03; provided that prior to the first date financial statements are required to be so delivered, the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Assumption Date for which financial statements would have been required to be delivered hereunder had the Assumption Date occurred prior to the end of such period.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer.

“Transactions” shall mean, collectively, (1) the transactions on the Assumption Date contemplated by the Senior Credit Facility (including the borrowing of the funding provided thereunder) and the other agreements entered into in connection therewith, (2) the Starz Acquisition and the transactions to occur pursuant to or in connection with the Merger Agreement, (3) the issue and sale of the Initial Notes pursuant to this Indenture, (4) the

Assumption, (5) the entry into and borrowing of an aggregate principal amount of $150,000,000 under the Bridge Facility, (6) repayment, redemption, defeasance, discharge and termination in full of all existing third party debt for borrowed money of (a) LGEC and its Subsidiaries under (i) the Second Lien Credit and Guarantee Agreement, dated as of March 17, 2015 (as amended, supplemented, modified, renewed or replaced prior to the date hereof), among LGEC, the guarantors referred to therein, certain lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, (ii) the Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of September 27, 2012, among LGEI, as borrower, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent and issuing bank, as amended by Amendment No. 1 thereto, dated as of December 20, 2013, pursuant to which LGEC became the borrower thereunder, and as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time prior to the date hereof, and (iii) LGEC’s 5.25% Senior Secured Second-Priority Notes due 2018, which were issued pursuant to that certain Indenture, dated as of July 19, 2013 (as amended, supplemented, modified, renewed or replaced prior to the date hereof), by and among LGEC, the other guarantors referred to therein and U.S. Bank National Association, as trustee, and, in each case, the termination and release of all guarantees and Liens (if any) in respect thereof, and (b) Starz and its Subsidiaries under (i) the Credit Agreement, dated as of April 20, 2015 among Starz, LLC, as the borrower, the Bank of Nova Scotia, as administrative agent, and the other parties named therein and (ii) Starz, LLC and Starz Finance Corp.’s 5.00% Senior Notes due 2019, which were issued pursuant to that certain Indenture, dated as of September 13, 2012, by and among Starz, LLC and Starz Finance Corp. as issuers, the guarantors named therein and U.S. Bank National Association, as trustee, and, in each case, the termination and release of all guarantees and Liens (if any) in respect thereof, (7) the dissolution of FinanceCo immediately following the consummation of the Starz Acquisition and (8) the payment of fees, costs and expenses incurred in connection with the Transactions.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 1, 2019; provided, however, that if the period from the redemption date to November 1, 2019 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Deutsche Bank Trust Company Americas, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in applicable jurisdictions of the United States of America.

“Unrestricted Cash” means, as of any date, all cash and Cash Equivalents owned by the Issuer or any Restricted Subsidiary which would not appear as “restricted” on a consolidated balance sheet of the Issuer as of such date. For purposes of determining the ability to Incur any other Indebtedness permitted to be incurred under Section 4.09, the proceeds of any such Incurred Indebtedness shall be disregarded in determining Unrestricted Cash when calculating the Net Secured Leverage Ratio and/or the Net Total Leverage Ratio as of such date.

“Unrestricted Subsidiary” means:

(1)          any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Issuer in the manner provided below; and

(2)          any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)          such Subsidiary (or any of its Subsidiaries) does not own any Capital Stock of any Subsidiary which, following such designation, will remain a Restricted Subsidiary, or hold any Lien on any property of the Issuer or any Subsidiary which, following such designation, will remain a Restricted Subsidiary of the Issuer;

(2)          any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of such Subsidiary (or any of its Subsidiaries) shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Issuer or such Restricted Subsidiary and complies with Section 4.09;

(3)          such designation and the Investment of the Issuer in such Subsidiary complies with Section 4.07;

(4)          such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries.

Any such designation by the Issuer shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate giving effect to such designation and certifying that such designation complies with the foregoing conditions.

An Officer of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (y) the Net Secured Leverage Ratio, on a Pro Forma Basis, would not be greater than 5.25 to 1.00.

For the avoidance of doubt, the Issuer shall be permitted to designate any Subsidiary to be a Restricted Subsidiary or Unrestricted Subsidiary, in each case, in accordance with the terms of this Indenture, notwithstanding the designation of such Subsidiary under any other agreement; provided, however, that no Subsidiary may be designated as an Unrestricted Subsidiary or subsequently re-designated as a Restricted Subsidiary unless it is simultaneously so designated or re-designated, as applicable, under the Senior Credit Facility and the Bridge Facility (to the extent outstanding).

Notwithstanding the foregoing, as of the Assumption Date, the Initial Unrestricted Subsidiaries and each of their Subsidiaries shall be Unrestricted Subsidiaries.

“U.S.” means the United States of America.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or another Wholly-Owned Subsidiary.

Section 1.02         Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.01(c)(3)
“Affiliate Transaction”	4.11(a)
“Agent Members”	2.1(d) of Appendix A
“Applicable Law”	12.16
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Sale Offer Amount”	3.09(b)
“Asset Sale Offer Period”	3.09(b)
“Asset Sale Offer”	4.10(b)
“Asset Sale Purchase Date”	3.09(b)
“Asset Sale Threshold Amount”	4.10(b)
“Authentication Order”	2.02(c)
“Automatic Exchange”	2.3(e) of Appendix A
“Automatic Exchange Date”	2.3(e) of Appendix A
“Automatic Exchange Notice”	2.3(e) of Appendix A
“Automatic Exchange Notice Date”	2.3(e) of Appendix A
“Change in Tax Law”	3.07(f)
“Change of Control Offer”	4.14(a)
“Change of Control Payment Date”	4.14(a)(2)
“Change of Control Payment”	4.14(a)
“Claiming Guarantor”	10.08
“Clearstream”	1.1(a) of Appendix A
“Contributing Guarantor”	10.08
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.16(a)
“Distribution Compliance Period”	1.1(a) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)

Term	Defined in Section
“Excess Proceeds”	4.10(b)
“Expiration Date”	1.05(j)
“Extended Outside Date”	1.01 – definition of “Outside Date”
“Extension Election”	1.01 – definition of “Outside Date”
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(f)(i) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Incremental Equivalent Debt”	4.09(c)(1)
“Initial Global Note”	2.1(b) of Appendix A
“Intra-Group Liabilities”	10.02
“Legal Defeasance”	8.02(a)
“Luxembourg Guarantor”	10.02
“Non-S-X Adjustment Amount”	1.01 – definition of “Pro Forma Basis”
“Note Register”	2.03(a)
“OID Notes Legend”	2.3(f)(i) of Appendix A
“Paying Agent”	2.03(a)
“QIB”	1.1(a) of Appendix A
“Reference Period”	1.01 – definition of “Pro Forma Basis”
“Registrar”	2.03(a)
“Regulation”	10.02(b)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	1.1(a) of Appendix A
“Regulation S Permanent Global Notes”	1.1(a) of Appendix A
“Regulation S Temporary Global Notes”	1.1(a) of Appendix A
“Regulation S Temporary Global Notes Legend”	2.3(f)(i) of Appendix A
“Reinstatement Date”	4.16(b)
“Relevant Taxing Authority”	4.01(c)
“Relevant Taxing Jurisdiction”	4.01(c)
“Restricted Asset Sale Amount”	4.10(d)
“Restricted Notes Legend”	2.3(f)(i) of Appendix A
“Restricted Payment”	4.07(a)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	1.1(a) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Rule 904”	1.1(a) of Appendix A
“Special Mandatory Redemption”	3.08
“Special Mandatory Redemption Date”	3.08
“Successor Guarantor”	5.01(c)(1)
“Successor Issuer”	5.01(a)(1)

Term	Defined in Section
“Suspended Covenants”	4.16(a)
“Suspension Period”	4.16(b)
“Tax Redemption Date”	3.07(f)
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03         Rules of Construction.

Unless the context otherwise requires:

(1)          a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          words in the singular include the plural, and words in the plural include the singular;

(5)          [reserved];

(6)          unless the context otherwise requires, any reference to an “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)          the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)          “including” means including without limitation;

(9)          references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)        unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)        unless otherwise provided, in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Section 1.04         [reserved].

Section 1.05         Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)          The ownership of Notes shall be proved by the Note Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)          The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f)          The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of Default, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue remedies referred to in Section 6.06(b). If any record date is set pursuant to this Section 1.05(f), the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this Section 1.05(f), the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

(g)          Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(g)shall have the same effect as if given or taken by separate Holders of each such different part.

(h)          Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)          The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)           With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

Article 2

THE NOTES

Section 2.01         Form and Dating; Terms.

(a)          Provisions relating to the Initial Notes and Additional Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the Trustee’s certificate of authentication, and any Additional Notes and the Trustee’s certificate of authentication, shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)          The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

(c)          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(d)          Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than Issue Date, issue price and first Interest Payment Date) as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e)          For purposes of the Interest Act (Canada), the rate of interest payable under the Notes, when expressed as an annual rate of interest, is equivalent to (x) the applicable rate payable based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360.

Section 2.02         Execution and Authentication.

(a)          At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The Trustee’s signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)          On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03         Registrar and Paying Agent.

(a)          The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)          The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04         Paying Agent to Hold Money in Trust.

The Issuer shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal of and premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06         Transfer and Exchange.

(a)          The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)          To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)          No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or other governmental taxes and fees in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).

(d)          Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(e)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(f)          Neither the Issuer or the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(g)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(h)          Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail (or cause to be transferred by book entry), in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(i)          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail (or cause to be transferred by book entry), the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(j)          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07         Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

(a)          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer or a Subsidiary of the Issuer will not be deemed to be outstanding for purposes of Section 3.07(d) or Section 4.10(f).

(b)          If a Note is replaced pursuant to Section 2.07 it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)          If the principal amount of any Note is considered paid under Section 4.01, from and after such date it ceases to be outstanding and interest on it ceases to accrue.

(d)          If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09         Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10         Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11         Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.

(a)          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 10 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send, or cause to be sent to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13         CUSIP and ISIN Numbers

The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Article 3

REDEMPTION

Section 3.01         Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice period shall be agreed to by the Trustee), an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price.

Section 3.02         Selection of Notes to Be Redeemed or Purchased.

(a)          If less than all of the Notes are to be so redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis or, by lot or by such other method as the Trustee shall deem fair and appropriate, and, in the case of Global Notes, in accordance with the procedures of the Depositary unless otherwise required by law. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the portion of the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)          After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03         Notice of Redemption.

(a)          Subject to Section 3.09, the Issuer shall send, or cause to be sent notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12, or is delayed in accordance with Section 3.07(e) and fewer than 30 days before the redemption date if the notice is issued in connection with Section 3.08. Notices of redemption may be conditional as set forth in Section 3.07(e).

(b)          The notice shall identify the Notes to be redeemed and shall state:

(1)          the redemption date;

(2)          the redemption price and the amount of any accrued and unpaid interest to the redemption date;

(3)          if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)          the name and address of the Paying Agent;

(5)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)          that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)          the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)          that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)          any condition to such redemption.

(c)          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04         Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(e)). The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05         Deposit of Redemption or Purchase Price.

(a)          Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly pay to each Holder (and, in the case of an Asset Sale Offer, if applicable, to holders of Pari Passu Indebtedness) to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)          If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06         Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07         Optional Redemption.

(a)          In whole at any time, or in part from time to time, prior to November 1, 2019, the Issuer may redeem the Notes, upon notice as described in Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but not including, the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)          On and after November 1, 2019, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 3.03, at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2019	104.406%
2020	102.938%
2021	101.469%
2022 and thereafter	100.000%

(c)          Prior to November 1, 2019, the Issuer may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings by LGEC, or with the Net Cash Proceeds of one or more Equity Offerings by a direct or indirect parent entity of LGEC that are contributed to LGEC as common equity capital, at a redemption price equal to 105.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that

(1)          at least 60% of the sum of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after the occurrence of each such redemption; and

(2)          such redemption occurs within 60 days of the date of closing of each such Equity Offering.

(d)          In connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all such Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 but not more than 60 days’ notice mailed, or delivered electronically if such Notes are held by any Depositary, by the Issuer to each Holder of such Notes, given not more than 30 days following such purchase date, to redeem or purchase, as applicable, all the Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the redemption or purchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)          Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered (or delivered electronically if the Notes are held by any Depositary)) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied or waived.

(f)          The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time upon notice as described in Section 3.03, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) to, but not including, the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption, if the Issuer determines in good faith that the Issuer is, or on the next date on which any amount would be payable in respect of the Notes, would be, obligated to pay Additional Amounts in respect of the Notes pursuant to the terms and conditions thereof (which Additional Amounts the Issuer cannot, in the Issuer’s good faith determination, avoid by the use of reasonable measures available to it (including, where reasonable, making payment through a payment agent located in another jurisdiction)) as a result of (1) any change in, or amendment to, the laws, regulations, treaties or rulings of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction; or (2) any change in, or amendment to, the official application, administration, or interpretation of the laws, regulations, treaties or rulings of any Relevant Taxing Jurisdiction (including by virtue of a holding, judgment, or order by a court of competent jurisdiction or change in published practice or revenue guidance), on or after the Issue Date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

Notwithstanding the foregoing, the Issuer may not redeem the Notes under this Section 3.07(f) if the Change in Tax Law obliging the Issuer to pay Additional Amounts was (i) officially announced by the Relevant Taxing Authority or by or on behalf of the Minister of Finance (Canada) or any provincial or territorial counterpart or (ii) validly enacted into law by the Relevant Taxing Jurisdiction, in each case, prior to the Issue Date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the Issue Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction.

Notwithstanding the foregoing in this Section 3.07(f), no such notice of redemption under this Section 3.07(f) will be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes was then due.

Prior to the sending of any notice of redemption pursuant to this Section 3.07(f), the Issuer will deliver to the Trustee:

(a) an Officers' Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred; and

(b) a written opinion of independent legal counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Issuer is or will become obligated to pay such Additional Amounts as a result of a Change In Tax Law.

The Trustee will accept, and shall be entitled to rely on, such Officers' Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above in this Section 3.07(f), without further inquiry, in which event it will be conclusive and binding on the Holders.

The foregoing provisions of this Section 3.07(f) shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to this Indenture.

(g)          Except as set forth in this Section 3.07, the Notes shall not be redeemable at the Issuer’s option. Except as set forth in Section 3.08 the Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase the Notes as described in Section 4.14 and Section 4.10.

Section 3.08         Special Mandatory Redemption.

If a Special Mandatory Redemption Trigger Event shall occur, then the Escrow Agent shall, without the requirement of further notice to or action by the Issuer, the Trustee or any other Person:

(a) promptly notify the Trustee of the occurrence of the Special Mandatory Redemption Trigger Event, and the Trustee shall notify the Holders of the Notes, by notice in substantially the form attached hereto as Exhibit E mailed or delivered in accordance with the procedures of DTC, of (1) the occurrence of such event and the date thereof and (2) that a Special Mandatory Redemption shall occur on the date three Business Days after the date of such occurrence (the “Special Mandatory Redemption Date”); and

(b) on the Special Mandatory Redemption Date, release the Escrow Property to the Trustee who will, without further notice or action from the Escrow Agent or the Issuer, apply the Escrow Property to redeem all of the Notes on the Special Mandatory Redemption Date at a redemption price equal to 100% of the initial issue price of the Notes as set forth on the cover page of the Offering Memorandum, plus accrued and unpaid interest, if any, on the Notes to, but not including, the Special Mandatory Redemption Date (such redemption, a “Special Mandatory Redemption”).

The Trustee will pay to FinanceCo any Escrow Property remaining after redemption of the Notes and payment of fees and expenses.

Section 3.09         Offers to Repurchase by Application of Excess Proceeds.

(a)          In the event that, pursuant to Section 4.10, the Issuer shall be required to commence an Asset Sale Offer, the Issuer shall follow the procedures specified below.

(b)          The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuer will apply all Excess Proceeds in excess of the Asset Sale Threshold Amount to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, or as otherwise provided in Section 4.10(b), as applicable) required to be purchased pursuant to Section 4.10 (the “Asset Sale Offer Amount”), or, if less than the Asset Sale Offer Amount of Notes has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(c)          If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to, but not including, the Asset Sale Purchase Date, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

(d)          Upon the commencement of an Asset Sale Offer, the Issuer will mail (or otherwise communicate in accordance with the procedures of DTC) a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, if required, all holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1)          that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

(2)          the Asset Sale Offer Amount, the purchase price, the amount of any accrued and unpaid interest to the Asset Sale Purchase Date, and the Asset Sale Purchase Date;

(3)          that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(4)          that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Asset Sale Purchase Date;

(5)          that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts of $2,000 and larger integral multiples of $1,000 in excess thereof only;

(6)          that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three Business Days before the Asset Sale Purchase Date;

(7)          that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than one Business Day prior to the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)          that, if the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds in excess of the Asset Sale Threshold Amount, the Issuer shall repurchase the Notes and the Pari Passu Indebtedness on a pro rata basis unless otherwise required by law, and the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000 and larger integral multiples of $1,000 in excess thereof, shall be purchased); and

(9)          that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

(e)          On or before the Asset Sale Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Indebtedness or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so tendered, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000.

(f)          The Issuer or the Paying Agent, as the case may be, will promptly, but in any case not later than five Business Days after termination of the Asset Sale Offer Period, mail or deliver to each tendering Holder of the Notes, an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.

The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue of any conflict.

Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

Article 4

COVENANTS

Section 4.01         Payment of Notes; Additional Amounts.

(a)          The Issuer shall pay or cause to be paid the principal of and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Issuer or a Subsidiary of the Issuer, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(c)          All payments made by the Issuer under the Notes or this Indenture and each Guarantor pursuant to its Notes Guarantee will be made without withholding or deduction for any taxes imposed by any Canadian or other non-U.S. taxing authority (a “Relevant Taxing Authority”), unless required by law or the interpretation or administration thereof by such Relevant Taxing Authority. If any of the Issuer or any Guarantor is obligated to withhold or deduct any amount on account of taxes imposed by any Relevant Taxing Authority from any payment made with respect to the Notes, the Issuer or such Guarantor shall:

(1)          make such withholding or deduction;

(2)          remit the full amount deducted or withheld to the relevant government authority in accordance with the applicable law;

(3)          pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such taxes had not been withheld or deducted;

(4)          furnish to the Trustee for the benefit of the Holders of Notes, within 30 days after the date of the payment of any taxes is due, an official receipt of the relevant government authorities for all amounts deducted or withheld, or if such receipts are not obtainable, other evidence of payment by the Issuer or such Guarantor of those taxes; and

(5)          at least 15 days prior to each date on which any Additional Amounts are payable, deliver to the Trustee an Officers’ Certificate setting forth the calculation of the Additional Amounts to be paid and such other information as the Trustee may request to enable the Trustee to pay such Additional Amounts to Holders of Notes on the payment date.

Notwithstanding the foregoing, the Issuer and the Guarantors will not pay Additional Amounts to any Holder in respect of a beneficial owner of a Note: (i) which is subject to such taxes by reason of such Holder or such beneficial owner (or any fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation), presently or formerly, (A) carrying on business in the jurisdiction in respect of which the Relevant Taxing Authority requires the tax to be withheld or deducted (the “Relevant Taxing Jurisdiction”), (B) having a permanent establishment in the Relevant Taxing Jurisdiction, (C) being organized under the laws of the Relevant Taxing Jurisdiction or a subdivision thereof, or (D) being an actual or deemed citizen or resident in the Relevant Taxing Jurisdiction (other than solely as a result of the ownership of the Notes, the receipt of payments in respect of the Notes or a Notes Guarantee or the enforcement thereof); (ii) which is subject to taxes by reason of such beneficial owner being non-arm’s length (within the meaning of the Income Tax Act (Canada)) with the Issuer or any Guarantor; (iii) for or on account of any taxes imposed or withheld by reason of the failure of the Holder or beneficial owner of the Note to complete, execute and deliver to the Issuer or the applicable Guarantor any form or document to the extent applicable to such Holder or beneficial owner that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Issuer or such Guarantor in order to enable the Issuer or such Guarantor to make payments on the Notes without deduction or withholding for taxes, or with deduction or withholding of a lesser amount, which form or document shall be delivered within 30 days of a written request therefor by the Issuer or such Guarantor; (iv) any taxes that are payable otherwise than by withholding from a payment on the Notes or any Note Guarantee or any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes; (v) any taxes if the Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment and the taxes that would otherwise give rise to such Additional Amounts would not have been imposed on such payment had the Holder been the beneficiary partner or sole beneficial owner, as the case may be, of such Note; or (vi) any combination of the above.

Any reference in this Indenture or the Notes to the payment of principal, premium, if any, interest, purchase price in connection with a purchase of Notes (including in connection with a Change of Control or Asset Sale), redemption price or any other amount payable under or with respect to any Note, will be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Issuer and each Guarantor’s obligation to make payments of Additional Amounts will survive any termination of this Indenture or the defeasance of any rights hereunder.

Section 4.02         Maintenance of Office or Agency.

(a)          The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)          The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)          The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 4.02(a).

Section 4.03         Reports and Other Information.

(a)          Prior to the Assumption Date, the term “Issuer” as used in this Section 4.03 shall refer only to LGEC. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, to the extent permitted by the Exchange Act, the Issuer will file with the SEC, and make available to the Trustee and through its publicly available website, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms. In the event that the Issuer is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuer will nevertheless make available such Exchange Act reports, documents and information to the Trustee and the Holders through its publicly available website as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms, which requirement may be satisfied by posting such reports, documents and information on its website within the time periods specified by this Section 4.03. For the avoidance of doubt, the information and reports referred to in this Section 4.03(a) shall not be required to contain separate financial information for Guarantors that would be required under Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision).

(b)          The Trustee shall have no responsibility to determine if and when any of the reports required by (a) above have been filed or posted on any website. Delivery of the reports required by (a) above to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other parties’ compliance with any of its covenants in this Indenture (as to which the Trustee will be entitled to rely exclusively on Officers’ Certificates that are delivered).

(c)          If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the Issuer shall provide, either (in its discretion) (1) on the Issuer’s investor relations website or (2) in the annual and quarterly reports required by Section 4.03(a), within the applicable period after each fiscal quarter or fiscal year for the delivery of quarterly or annual financial information under Section 4.03(a), a reasonably detailed presentation, as determined in good faith by senior management of the Issuer, of the financial condition and results of operations of the Guarantors, the Issuer and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(d)          The Issuer and the Guarantors will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For purposes of this Section 4.03, the Issuer and the Guarantors will be deemed to have furnished the reports to the Holders as required by this Section 4.03 if the Issuer has filed such reports with the SEC via the EDGAR or any successor filing system and such reports are publicly available.

(e)          In the event that: (1) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or (2) any direct or indirect parent of LGEC is or becomes a Guarantor of the Notes, consolidating reporting at such parent entity’s level in a manner consistent with that described in this Section 4.03 above for the Issuer will satisfy this Section 4.03, and the Issuer is permitted to satisfy its obligations in this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

Section 4.04         Compliance Certificate.

(a)          The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended March 31, 2017), an Officers’ Certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

(b)          The Issuer shall provide to the Trustee, within 30 days after becoming aware of any Default, written notice specifying such Default.

Section 4.05         [reserved].

Section 4.06         Stay, Extension and Usury Laws.

The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07         Limitation on Restricted Payments.

(a)          From and after the Assumption on the Assumption Date, the Issuer will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to:

(1)          declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of the Issuer’s or any of its Restricted Subsidiaries’ Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving the Issuer or any of its Restricted Subsidiaries) other than:

(A)         dividends or distributions by the Issuer payable solely in Capital Stock (other than Disqualified Stock) of the Issuer;

(B)         dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, the Issuer or Restricted Subsidiary holding such Capital Stock receives at least its pro rata share of such dividend or distribution; or

(C)         cash payments made to (or on behalf of) current and former officers, directors and employees of the Issuer and its Subsidiaries to pay tax liabilities incurred by such Persons upon the vesting of equity interests of any kind held thereby, including restricted stock units;

(2)          purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock)), including in connection with any merger, amalgamation or consolidation;

(3)          make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations, other than:

(A)         Indebtedness permitted under Section 4.09(c)(4); or

(B)         the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4)          make any Restricted Investment in any Person;

(all such payments and other actions referred to in the foregoing clauses (1) through (4) (other than any exception thereto) shall be collectively referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(A)         no Default shall have occurred and be continuing (or would result therefrom);

(B)         in the case of a Restricted Payment of the type referred to in clauses (1) through (3) above, the Net Secured Leverage Ratio after giving effect, on a Pro Forma Basis, to such Restricted Payment would not be greater than 5.25 to 1.00; and

(C)         the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Assumption on the Assumption Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (4), (6), (7), (8), (9), (10), (11), (12), (13) and (14) of Section 4.07(b)) would not exceed the sum of (without duplication):

(i)          100% of Adjusted EBITDA of the Issuer and its Restricted Subsidiaries for the period (treated as one accounting period) from the Assumption Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements have been delivered or were required to be delivered pursuant to Section 4.03 less 1.4 times the Consolidated Applicable Interest Charge of the Issuer and its Restricted Subsidiaries for the same period; plus

(ii)         100% of the aggregate Net Cash Proceeds and the Fair Market Value of any property other than cash received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Assumption Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Issuer or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) excluding in any event Excluded Contributions; plus

(iii)        the amount by which Indebtedness of the Issuer or its Restricted Subsidiaries is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Assumption Date of any Indebtedness of the Issuer or its Restricted Subsidiaries for Capital Stock (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Issuer upon such conversion or exchange); plus

(iv)        the amount equal to the net reduction in Restricted Investments made by the Issuer or any of the Restricted Subsidiaries in any Person resulting from:

(A)         repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Issuer or any Restricted Subsidiary; or

(B)         the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger, amalgamation or consolidation of an Unrestricted Subsidiary with and into the Issuer or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Adjusted EBITDA; plus

(v)         $150,000,000.

(b)          The foregoing provisions of Section 4.07(a) will not prohibit:

(1)          any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer or contributions to the equity capital of the

Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (C)(ii) of Section 4.07(a);

(2)          any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer or any Guarantor that, in each case, is permitted to be Incurred pursuant to Section 4.09 and that, in each case, constitutes Refinancing Indebtedness;

(3)          any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Issuer or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.09 and that, in each case, constitutes Refinancing Indebtedness;

(4)          any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent the Issuer has complied with its obligations to utilize such Net Available Cash pursuant to Section 4.10;

(5)          dividends or distributions paid within 60 days after the date of declaration if at such date of declaration such dividends or distributions would have complied with this provision;

(6)          the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Issuer or any direct or indirect parent of the Issuer, or cash dividends distributed to any direct or indirect parent of the Issuer for the purpose of consummating such purchase, redemption or other acquisition, cancellation or retirement for value; provided that such redemptions or repurchases pursuant to this clause (6) will not exceed $75,000,000 in the aggregate during any fiscal year; provided, further, that (x) such amount, if not so expended in the fiscal year for which it is permitted, may be carried forward in the next fiscal year and (y) redemptions or repurchases made pursuant to this clause (6) during any fiscal year shall be deemed made first in respect of amounts carried over from the prior fiscal year and second in respect of amounts permitted for such fiscal year as provided above;

(7)          the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer permitted to be Incurred pursuant to Section 4.09;

(8)          repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(9)          the declaration and payment of cash dividends, distributions, loans or other transfers by the Issuer to any direct or indirect parent of the Issuer, directly or indirectly, in amounts required for such other parent entity to pay, in each case without duplication:

(A)         federal, provincial or local income taxes payable to the extent that such income taxes are directly attributable to the income of the Issuer and its Subsidiaries (rather than the income of such parent entity resulting from distributions of property from the Issuer or any Subsidiary) and only to the extent such taxes are not offset by applicable tax credits, tax losses or other assets; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Subsidiaries would be required to pay in respect of foreign, federal, provincial, state and local taxes for such fiscal year were the Issuer and its Subsidiaries to pay such taxes separately from any such parent entity;

(B)         franchise taxes and other fees required to maintain such parent entity’s legal existence; and

(C)         corporate overhead expenses Incurred in the ordinary course of business, and salaries or other compensation of employees who perform services for both such parent entity and the Issuer; provided that the amount available under this clause (C) in any fiscal year shall not exceed the greater of $20,000,000 and 3.0% of Adjusted EBITDA of the Issuer for such fiscal year;

(10)        payments on the Existing Convertible Notes or the purchase of call options to hedge the Issuer’s or any Restricted Subsidiary’s exposure in connection with the issuance of the Existing Convertible Notes, which call options are to be settled on a net (not cash) basis;

(11)        Restricted Payments that are made with the proceeds of Excluded Contributions;

(12)        other Restricted Payments made in an aggregate amount (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) from the Assumption Date not to exceed $150,000,000;

(13)        Restricted Payments of the type referred to in clauses (1) or (2) of Section 4.07(a); provided, however, that at the time of and after giving pro forma effect to any such Restricted Payment, the Net Total Leverage Ratio is not greater than 4.00 to 1.00 on a Pro Forma Basis; and

(14)        Restricted Payments of the type referred to in clauses (3) or (4) of Section 4.07(a); provided, however, that at the time of and after giving pro forma effect to any such Restricted Payment, the Net Total Leverage Ratio is not greater than 4.50 to 1.00 on a Pro Forma Basis;

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (4), (6), (11), (12), (13) and (14) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

(d)          As of the Assumption Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries, except for the Initial Unrestricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except in accordance with the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments and/or, in the discretion of the Issuer, Investments, in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment (and/or Permitted Investment) in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.08         Limitation on Restrictions on Distribution from Restricted Subsidiaries.

(a)          From and after the Assumption on the Assumption Date, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)          pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on any other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock); or

(2)          make any loans or advances to the Issuer or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances).

(b)          The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)          contractual encumbrances or restrictions pursuant to an agreement in effect on the Assumption Date (including, for the avoidance of doubt, agreements of Starz and Starz’ Restricted Subsidiaries), including without limitation, the Senior Credit Facility (and the guarantee and security and other documents relating thereto), the Bridge Facility and the Existing Convertible Notes (and related documentation) in effect on such date;

(2)          this Indenture, the Escrow Agreement, the Notes and the Notes Guarantees;

(3)          any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(4)          any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in this Section 4.08; provided, however, that any encumbrances or restrictions contained in any such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no less favorable in any material respect, taken as a whole, to the Holders of the Notes than the encumbrances and restrictions contained in the agreements or arrangement so amended, restated, modified, renewed, supplemented, refunded, replaced or refinanced;

(5)          purchase money obligations and Capitalized Lease Obligations permitted under this Indenture;

(6)          customary restrictions on cash or other deposits or net worth imposed by customers or by co-production partners, Joint Venture partners or similar parties under contracts;

(7)          any customary provisions in Joint Venture agreements and other similar agreements;

(8)          any customary provisions in leases, subleases or licenses and other agreements entered into by the Issuer or any Restricted Subsidiary;

(9)          encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(10)        any restriction with respect to the Issuer or a Restricted Subsidiary or any asset or line of business thereof imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of the Issuer or such Restricted Subsidiary or any asset or line of business thereof pending the closing of such sale or disposition;

(11)        imposed by any agreement relating to Indebtedness or Investments, as applicable, permitted to be Incurred pursuant to Section 4.07, Section 4.09 or the definition of “Permitted Investment,” in each case, if such restrictions or conditions apply only to the property or assets securing such Indebtedness or Investments and/or only to the Restricted Subsidiary incurring such Indebtedness or in which such Investments are made, or its Subsidiaries;

(12)        other Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s or any Guarantor’s ability to make anticipated principal or interest payments on the Notes (in each case, as determined in good faith by the Issuer); provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred pursuant to Section 4.09; and

(13)        any restrictions or encumbrances imposed on Special Purpose Producers or ProdCos, or otherwise in connection with any Permitted Slate Financing or Permitted Slate Transaction, in each case which are customary for slate or production financing or similar transactions.

Section 4.09         Limitation on Indebtedness.

(a)          From and after the Assumption on the Assumption Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Secured Funded Indebtedness; provided, however, that the Issuer and the Guarantors may Incur Secured Funded Indebtedness if on the date thereof and after giving effect thereto and to the application of the proceeds thereof on a Pro Forma Basis:

(1)          the Net Secured Leverage Ratio is not greater than 4.50 to 1.00; and

(2)          no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of Incurring such Secured Funded Indebtedness or the application of the proceeds thereof.

(b)          From and after the Assumption on the Assumption Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly Incur any Indebtedness; provided, however, that the Issuer and the Guarantors may Incur Indebtedness if on the date thereof and after giving effect thereto and to the application of the proceeds thereof on a Pro Forma Basis:

(1)          the Net Total Leverage Ratio is not greater than 6.00 to 1.00; and

(2)          no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of Incurring such Indebtedness or the application of the proceeds thereof.

(c)          The provisions of Section 4.09(a) and Section 4.09(b) shall not prohibit the Incurrence of the following Indebtedness:

(1)          (A)         Indebtedness under the Senior Credit Facility or any other Indebtedness in an aggregate principal outstanding amount not to exceed $4,000,000,000, less the amount of such Indebtedness that is permanently retired (with a corresponding reduction in commitments to the extent such Indebtedness is revolving credit Indebtedness) with the Net Available Cash from any Asset Sale after the Assumption Date in accordance with Section 4.10(a)(3)(A);

(B)         Indebtedness under the Senior Credit Facility or any other Indebtedness in an aggregate principal outstanding amount not to exceed $500,000,000 (any Indebtedness incurred under this clause (1)(B), “Incremental Equivalent Debt”); provided that the Net Secured Leverage Ratio, calculated on a

Pro Forma Basis on the date of the applicable incurrence pursuant to this clause (B) (after giving effect to such incurrence and to the application of the proceeds thereof), would not be greater than 5.25 to 1.00 (assuming solely for purposes of calculating the Net Secured Leverage Ratio under this clause (B) that (x) any unsecured Indebtedness incurred pursuant to this clause (B) and (y) any unfunded commitments for Indebtedness under the Senior Credit Facility shall be deemed to be Secured Funded Indebtedness); provided, however that the foregoing proviso will not apply to any incurrence of Indebtedness pursuant to this clause (B) which constitutes Refinancing Indebtedness in respect of Indebtedness previously incurred pursuant to this clause (B); and

(C)         Indebtedness represented by the Notes (including any Notes Guarantee), other than any Additional Notes;

(2)          Indebtedness (including Indebtedness under the Bridge Facility, not to exceed $150,000,000, incurred on or prior to the Assumption Date) of the Issuer and its Restricted Subsidiaries (including, for the avoidance of doubt, Starz and Starz’ Restricted Subsidiaries) in existence on the Assumption Date after giving effect to the Transactions (other than Indebtedness described in clause (1) above and clauses (3), (4) and (6) below);

(3)          Guarantees by (A) the Issuer or the Guarantors of Indebtedness permitted to be Incurred by the Issuer or a Guarantor in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Notes Guarantee, as the case may be, substantially to the same extent as such Indebtedness is subordinated to the Notes or Notes Guarantee, as applicable, and (B) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(4)          Indebtedness of the Issuer owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Wholly-Owned Subsidiary; provided, however,

(A)         if the Issuer is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(B)         if a Guarantor is the obligor on such Indebtedness and the Issuer or a Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Notes Guarantee of such Guarantor; and

(C)         (i)          any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Issuer or a Wholly-Owned Subsidiary of the Issuer; and

(ii)         any sale, assignment, transfer, conveyance, exchange or other disposition of any such Indebtedness to a Person other than the Issuer or a Wholly-Owned Subsidiary of the Issuer shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Subsidiary, as the case may be.

(5)          Indebtedness (A) of the Issuer or any Restricted Subsidiary Incurred to finance the acquisition of or a merger, amalgamation or consolidation with another Person (or a line of business of any Person) or (B) of any Person Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged, amalgamated or consolidated into, the Issuer or any Restricted Subsidiary; provided, however, that at the time such Person or line of business is acquired or merged, amalgamated or consolidated, after giving effect thereto and to the Incurrence of such Indebtedness pursuant to this clause (5) and the use of the proceeds thereof on a Pro Forma Basis, either (x) the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(b) or (y) the Net Total Leverage Ratio would be no greater than it was immediately prior to such transaction;

(6)          Indebtedness under Hedging Obligations that are Incurred (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness not prohibited by this Indenture; (B) for the purpose of fixing or hedging currency exchange rate risk; or (C) for the purpose of fixing or hedging commodity price risk;

(7)          Indebtedness (including Capitalized Lease Obligations) of the Issuer or a Restricted Subsidiary Incurred to finance the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Issuer or such Restricted Subsidiary, whether through the direct purchase of such property, plant or equipment or the purchase of Capital Stock of any Person owning such property, plant or equipment (but no other material assets), in a principal amount outstanding not to exceed, at the time of Incurrence thereof, together with all other outstanding (x) Indebtedness incurred under this clause (7) and (y) Refinancing Indebtedness incurred under clause (11) in respect of Indebtedness previously incurred under this clause (7), the greater of (a) $250,000,000 and (b) 3.0% of Total Assets;

(8)          Indebtedness Incurred by the Issuer or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid surety and similar bonds and Completion Guarantees (not for borrowed money) provided by the Issuer or a Restricted Subsidiary in the ordinary course of business;

(9)          Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Issuer or any business, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value), actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(10)        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(11)        the Incurrence or issuance by the Issuer or any Restricted Subsidiary of Refinancing Indebtedness that serves to refund, refinance or defease any Indebtedness Incurred as permitted under Section 4.09(a) and Section 4.09(b) and clauses (1)(C), (2), (5), (7), (19) and this clause (11) of this Section 4.09(c) or any Indebtedness issued to so refund, refinance or defease such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by the Issuer, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith prior to its respective maturity;

(12)        Indebtedness incurred by the Issuer or any Restricted Subsidiary that is a Special Purpose Producer which is non-recourse to the Issuer or any Restricted Subsidiary other than such Special Purpose Producer, except to the extent that a Negative Pick-up Obligation, Program Acquisition Guarantee or short-fall guarantee would be considered recourse Indebtedness of the Issuer or any of its Restricted Subsidiaries;

(13)        (A) to the extent constituting Indebtedness pursuant to the definition thereof, any Permitted Slate Financing and (B) any Indebtedness incurred by any ProdCo to the extent not prohibited by the definition of “Permitted Slate Transaction”;

(14)        Replication Advances not to exceed $100,000,000 outstanding in the aggregate at the time of Incurrence thereof, which are otherwise entered into in the ordinary course of business and on terms and conditions substantially no less favorable in any material respect, taken as a whole, to the Issuer as similar transactions entered into by LGEC or its Subsidiaries prior to the Assumption Date;

(15)        Indebtedness secured solely by liens on tax credits which is otherwise non-recourse to the Issuer and any Restricted Subsidiary, other than customary representations and warranties;

(16)        liabilities relating to profit participations, revenue participations, talent participations, deferments and guild residuals, and music royalties, collection agencies and tribunals (e.g., ASCAP), arising in the ordinary course of business in connection with the production, acquisition and/or distribution of Product;

(17)        unsecured liabilities (including without limitation Guarantees) or liabilities (including without limitation Guarantees) secured solely by the related rights related to the acquisition, production or distribution of Product or acquisitions of rights incurred in the ordinary course of business (including co-productions, co-ventures and other co-financing arrangements), which are not otherwise prohibited hereunder, in an amount no greater than $30,000,000 outstanding in the aggregate at the time of Incurrence thereof;

(18)        Negative Pick-up Obligations, Program Acquisition Guarantees and direct or indirect guarantees (including minimum guarantees) related to the acquisition or production of items of Product in the ordinary course of business; and

(19)        in addition to the items referred to in clauses (1) through (18) above, Indebtedness of the Issuer and the Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed, at the time of Incurrence thereof, together with all other outstanding (x) Indebtedness incurred under this clause (19) and (y) Refinancing Indebtedness incurred under clause (11) in respect of Indebtedness previously incurred under this clause (19), the greater of (a) $250,000,000 and (b) 3.0% of Total Assets.

(d)          For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:

(1)          subject to clause (2) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a), 4.09(b) or Section 4.09(c), the Issuer, in its sole discretion, may classify such item (or portion) of Indebtedness on the date of Incurrence and may later re-divide or reclassify such item (or portion) of Indebtedness in any manner that complies with this Section 4.09; provided that (x) Indebtedness outstanding under the Senior Credit Facility on the Assumption Date shall in any event be deemed to be Incurred solely under clause (1)(A) of Section 4.09(c) and may not be reclassified and (y) Incremental Equivalent Debt shall in any event be deemed to be Incurred solely under clause (1)(B) of Section 4.09(c) and may not be reclassified;

(2)          Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)          if obligations in respect of letters of credit are Incurred pursuant to a credit facility and are being treated as Incurred pursuant to Section 4.09(a) or Section 4.09(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4)          the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be, subject to the next succeeding paragraph, equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5)          Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness; and

(6)          the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09.

The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Issuer shall be on such date in Default of this Section 4.09).

For purposes of determining compliance with any Dollar denominated restriction on the Incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer or the Restricted Subsidiaries may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10         Sales of Assets.

(a)          From and after the Assumption on the Assumption Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make any Asset Sale, unless:

(1)          the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the shares and assets subject to such Asset Sale;

(2)          at least 75% of the consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)          an amount equal to 100% of the Net Available Cash from such Asset Sale is applied by the Issuer or such Restricted Subsidiary, as the case may be, within twelve months from the later of the date of such Asset Sale or the receipt of such Net Available Cash, as follows:

(A)         to permanently reduce (and, to the extent such Indebtedness is revolving credit Indebtedness, to permanently reduce any commitments with respect thereto): (i) obligations under the Senior Credit Facility, (ii) Indebtedness of the Issuer (other than any Disqualified Stock or Subordinated Obligations) that is secured by a Lien or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or a Guarantor’s Subordinated Obligations) that is secured by a Lien (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) or (iii) obligations under the Bridge Facility (without giving effect to any replacement or refinancing thereof);

(B)         to permanently reduce obligations under other Indebtedness of the Issuer (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or a Guarantor’s Subordinated Obligations) (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer ); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under Section 3.07 through open market purchases or by making an offer (in accordance with the procedures set forth in this Section 4.10 for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest on the amount of Notes that would otherwise be prepaid; or

(C)         to invest in Additional Assets, or make capital expenditures that are used or useful in a Related Business or that replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that pending the final application of any such Net Available Cash in accordance with clause (A), (B) or (C) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness (including, without limitation, Indebtedness outstanding under a revolving credit facility) or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

In the case of clause (3)(C) above, a binding commitment entered into within twelve months of receipt by the Issuer or any Restricted Subsidiary of the Net Available Cash of any Asset Sale shall be treated as a permitted application of such Net Available Cash from the date of such commitment; provided that (x) such investment is consummated within 180 days after expiration of such twelve-month period and (y) if such investment is not consummated within the period set forth in the foregoing subclause (x), such Net Available Cash not so applied will be deemed to be Excess Proceeds (as defined below).

(4)          For the purpose of clause (2) above and for no other purpose, the following will be deemed to be cash:

(A)         any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Notes Guarantees) that are assumed by the transferee of any such assets and from which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing;

(B)         any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale;

(C)         consideration consisting of Indebtedness of the Issuer (other than Subordinated Obligations) received after the Assumption Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(D)         any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received in connection with Asset Sales that is at that time outstanding, not to exceed the greater of $125,000,000 and 1.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)          Any Net Available Cash from Asset Sales that are not applied or invested as provided in Section 4.10(a) shall be deemed to constitute “Excess Proceeds.” If the aggregate amount of Excess Proceeds received by the Issuer exceeds $60,000,000 (the “Asset Sale Threshold Amount”) in the aggregate for all Asset Sales in any fiscal year of the Issuer, the Issuer shall be required to make an offer to all Holders and to the extent required by the terms of outstanding Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds received by the Issuer in such fiscal year in excess of the Asset Sale Threshold Amount, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) in accordance with the procedures set forth in Section 3.09 or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the procedures of DTC) the notice required by Section 3.09, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and Pari Passu Indebtedness validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds in excess of the Asset Sale Threshold Amount, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds in excess of the Asset Sale Threshold Amount, the Issuer shall repurchase the Notes and the Pari Passu Indebtedness on a pro rata basis unless otherwise required by law, and the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at $0.

(c)          The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

(d)          Notwithstanding any provision under this Section 4.10 to the contrary, (1) any amounts that would otherwise be required to be paid or offered by the Issuer or a Restricted Subsidiary pursuant to this Section 4.10 shall not be required to be so paid or offered to the extent any such Asset Sale is consummated by a Subsidiary outside of the United States or Canada for so long as the repatriation to the United States, Canada or other relevant jurisdiction of any such amounts would be prohibited under any applicable law (including any such laws with respect to financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance and similar legal principles, restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of the relevant Subsidiaries) and (2) if the Issuer determines in good faith that the repatriating of any amounts required to repay or purchase the Notes or other Indebtedness pursuant to this Section 4.10 would result in a tax liability that is material to the amount of funds otherwise required to be repatriated (including any withholding tax) (such amount in clauses (1) and (2), a “Restricted Asset Sale Amount”), the amount the Issuer shall be required to make in respect of payments or offers pursuant to this Section 4.10 shall be reduced by the Restricted Asset Sale Amount until such time as it may repatriate such Restricted Asset Sale Amount without incurring such tax liability.

Section 4.11         Limitation on Affiliate Transactions.

(a)          From and after the Assumption on the Assumption Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease, exchange or other disposition of any property or asset or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving consideration in excess of $30,000,000 unless:

(1)          the terms of such Affiliate Transaction are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained by the Issuer or such Restricted Subsidiary in a comparable transaction with a Person that is not an Affiliate; and

(2)          in the event such Affiliate Transaction involves an aggregate consideration in excess of $60,000,000 (or with respect to transactions involving any item of Product, $90,000,000), the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above).

(b)          The provisions of Section 4.11(a) will not apply to:

(1)           (A) transactions between or among the Issuer and any of its Restricted Subsidiaries, and (B) any merger, amalgamation or consolidation of the Issuer and any direct parent of the Issuer; provided, however, that such parent shall have no Indebtedness other than Indebtedness that would be permitted to be Incurred by the Issuer at the time of such merger, amalgamation or consolidation and such merger, amalgamation or consolidation is otherwise not prohibited by the terms of this Indenture;

(2)          any Restricted Payment permitted to be made pursuant to Section 4.07 or any Permitted Investments;

(3)          any loan or issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Issuer, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of Officers and employees;

(4)          the payment of reasonable and customary fees and reimbursement of expenses paid to and indemnity provided on behalf of, directors of the Issuer or any Restricted Subsidiary;

(5)          any agreement as in effect as of the Issue Date (including, for the avoidance of doubt, agreements of Starz and Starz’ Restricted Subsidiaries), as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Issuer when taken as a whole than the terms of the agreements in effect on the Issue Date;

(6)          any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged, amalgamated or consolidated into the Issuer or a Restricted Subsidiary; provided, that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation or consolidation, or any amendment thereto (so long as any such agreement is not disadvantageous to the Holders in the good faith judgment of the Issuer when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition, merger, amalgamation or consolidation);

(7)          transactions with customers, clients, suppliers, Joint Venture partners or purchasers or sellers of goods or services (including, without limitation, licensing, production, co-production, services (e.g., shared services agreements), advertising, distribution, promotional or delivery agreements), in each case in the ordinary course of the business of the Issuer and the Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Issuer, such transactions are on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably have been obtained at the time of such transactions in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(8)          any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith;

(9)          the entering into of any tax sharing agreement or arrangement and the performance thereunder;

(10)        any contribution to the capital of the Issuer, or any sale of Capital Stock of the Issuer (other than Disqualified Stock);

(11)        transactions permitted by, and complying with, the provisions of Section 5.01;

(12)        pledges of Capital Stock of Unrestricted Subsidiaries;

(13)        any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(14)        any distribution, license, participation, sale, lease, production, reproduction or co-financing agreement, guarantee, negative pick-up or other acquisition agreement, or other similar agreement to any of the foregoing, entered into in the ordinary course of business and on an arm’s length basis; and

(15)        any Permitted Slate Transaction.

Section 4.12         Limitation on Liens.

From and after the Assumption on the Assumption Date, the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, whether owned on the Assumption Date or acquired after that date, which Lien secures any Indebtedness unless:

(a)          in the case of Liens securing Subordinated Obligations, the Notes and related Guarantees are secured by a Lien on such property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom that is senior in priority to such Liens; or

(b)          in all other cases, the Notes or the Guarantees are equally and ratably secured.

Any Lien created for the benefit of the Holders pursuant to this Section 4.12 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien(s) that gave rise to the obligation to so secure the Notes.

Section 4.13         Corporate Existence.

Subject to Article 5, the Issuer (or LGEC prior to the Assumption Date) shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with the organizational documents (as the same may be amended from time to time) of the Issuer (or LGEC prior to the Assumption Date).

Section 4.14         Offer to Repurchase Upon Change of Control.

(a)          If a Change of Control (other than as a result of the Starz Acquisition) occurs, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Issuer will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control (other than as a result of the Starz Acquisition), unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee (or the Issuer will provide such notice to the Trustee, and the Trustee will mail, deliver electronically or otherwise send such notice in accordance with the procedures of DTC on the Issuer’s behalf), to each Holder, with the following information:

(1)          that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Issuer at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(2)          the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3)          that Notes must be tendered in principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)          that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)          that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided, that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)          that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and that the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8)          the procedures, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow in order to have its Notes repurchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making of the Change of Control Offer, and in such case the notice of the Change of Control Offer may state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered (or delivered electronically if the Notes are held by any Depositary)) as such Change of Control occurs, or such purchase may not occur and such notice may be rescinded in the event that the Change of Control does not occur by the Change of Control Payment Date, or may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer the Change of Control will not occur.

(b)          On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)          accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2)          deposit with the Paying Agent no later than 12:00 Noon, New York time, on such date, an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered; and

(3)          deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer in accordance with this Section 4.14.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to, but not including, the Change of Control Payment Date will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

(c)          Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite holders of each issue of Material Indebtedness issued under an indenture or other agreement that would, in the determination of the Issuer, be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (2) the Issuer shall repay all such outstanding Material Indebtedness. The failure of the Issuer to effect such repayment or obtain such consent prior to making a Change of Control Payment shall be a Default under this Section 4.14.

(d)          The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a

Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e)          The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

(f)          If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon notice as described in Section 3.03 and not more than 30 days following such purchase pursuant to the Change of Control Offer to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest on the Notes that remain outstanding to, but not including, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

(g)          Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.15         Future Guarantees.

(a)          The Issuer will cause each Restricted Subsidiary that Guarantees, on the Assumption Date after giving effect to the Assumption or any time thereafter, any Material Indebtedness of the Issuer or any Guarantor (and, without limiting the foregoing, the Issuer may, in its sole discretion, cause any other Restricted Subsidiary), if such Restricted Subsidiary is not a Guarantor under this Indenture, to reasonably promptly (but in any event within 60 days) after guaranteeing such Material Indebtedness:

(1)          execute and deliver a supplemental indenture to this Indenture, the form of which is attached hereto as Exhibit C, pursuant to which such Restricted Subsidiary will agree to be a Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Guarantors, including, but not limited to, Article 10; provided that if the supplemental indenture is not in the form of Exhibit C, such Guarantor shall deliver to the Trustee an Opinion of Counsel to the effect that:

(A)         such Notes Guarantee has been duly executed and authorized; and

(B)         such Notes Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

(b)          Notwithstanding anything herein to the contrary, the Guarantee of any Guarantor organized outside of the United States or Canada shall be subject to such other limitations as are customary in such Guarantor’s jurisdiction as reasonably determined by the Issuer.

Section 4.16         Effectiveness of Covenants.

(a)          Following the first day after the Assumption Date on which:

(1)          the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(2)          no Default has occurred and is continuing under this Indenture,

(the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”) the Issuer and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, and Section 5.01(a)(4) (collectively, the “Suspended Covenants”).

(b)          If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Notes Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

(c)          On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.09(a) or Section 4.09(b) or one of the clauses set forth in Section 4.09(c) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.09(a), Section 4.09(b) or Section 4.09(c), such Indebtedness will be deemed to have been outstanding on the Assumption Date, so that it is classified as permitted under clause (2) of Section 4.09(c). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect since the Assumption Date and throughout the Suspension Period. Accordingly,

Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a).

(d)          During any period when the Suspended Covenants are suspended, the Board of Directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(e)          The Issuer shall give the Trustee written notice of any Covenant Suspension Event within five Business Days after such Covenant Suspension Event has occurred. The Issuer shall give the Trustee written notice of any occurrence of a Reinstatement Date not later than five Business Days after such Reinstatement Date. Absent such written notice the Trustee shall be entitled to assume that no Covenant Suspension Event or the occurrence of any Reinstatement Date has occurred.

Section 4.17         Limitation on Lines of Business.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any material respect in any business other than a Related Business.

Section 4.18         Activities Prior to the Release.

Prior to the consummation of the Transactions:

(a)          FinanceCo’s primary activities will be restricted to (1) issuing the Notes, (2) issuing capital stock to, and receiving capital contributions from, its parent entities, (3) performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, (4) consummating the Transactions and the Release (as defined in the Escrow Agreement), (5) consummating a Special Mandatory Redemption, if applicable, (6) conducting such other activities as are necessary or appropriate to maintain its existence and carry out the activities described in the foregoing clauses (1) through (5) and (7) passing resolutions and taking any other action necessary or appropriate to effect the liquidation of FinanceCo on or promptly after the Assumption Date.

(b)          FinanceCo shall not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any Restricted Payment or Permitted Investment, incurring any Indebtedness other than the Notes, incurring any Liens except in favor of the Escrow Agent, Trustee and/or Holders of the Notes, entering into any merger, amalgamation, consolidation or sale, assignment, transfer, conveyance, exchange or other disposition of all or substantially all of its assets or engaging in any transaction with its Affiliates) except (1) to the extent necessary to consummate the Transactions or a Special Mandatory Redemption and (2) the transactions contemplated by the Escrow Agreement (including any Investments deemed to exist by virtue of the Escrow Agreement or the payment of fees and expenses related to the offering of the Notes), in each case, substantially in accordance with the descriptions thereof set forth in the Offering Memorandum, together with such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the Holders of the Notes in their capacities as such.

(c)          FinanceCo will not own, hold or otherwise have any interest in any material assets other than the Escrow Property, cash and Cash Equivalents to fund expected interest payments payable upon a Special Mandatory Redemption and its rights under any agreements entered into in furtherance of completion of the Transactions.

Article 5

SUCCESSORS

Section 5.01         Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.

(a)          On and after the Assumption Date, the Issuer will not merge, amalgamate or consolidate with or into (whether or not the Issuer is the surviving corporation), or convey, transfer or lease all or substantially all of its assets to, any Person, unless:

(1)          the Issuer is the surviving person or the resulting, surviving or transferee Person (the “Successor Issuer”) is a corporation organized and existing under the laws of Canada, any Province of Canada, the United States of America, any State of the United States or the District of Columbia;

(2)          the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

(3)          immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Issuer or any Subsidiary of the Successor Issuer as a result of such transaction as having been Incurred by the Successor Issuer or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)          immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either (x) the Issuer (including any Successor Issuer) would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(b) or (y) the Net Total Leverage Ratio, calculated on a Pro Forma Basis, would not be greater than it was immediately prior to such transaction;

(5)          each Guarantor (unless it is the other party to the transactions above, in which case Section 5.01(d) shall apply) shall have by supplemental indenture confirmed that its Notes Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; and

(6)          the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation, conveyance or transfer and such supplemental indenture (if any) comply with this Indenture and any other documentation and other information about the Successor Issuer as shall have been reasonably required by the Trustee that the Trustee shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulation, including the Patriot Act.

(b)          Notwithstanding clauses (3) and (4) of Section 5.01(a):

(1)          any Restricted Subsidiary may merge with, amalgamate with, consolidate with or into or transfer all or part of its properties and assets to the Issuer so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Issuer or another Restricted Subsidiary; and

(2)          the Issuer may merge with, amalgamate with or consolidate with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in Canada, a Province of Canada or a State or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby; provided that, in the case of a Restricted Subsidiary that merges, amalgamates or consolidates into the Issuer, the Issuer will not be required to comply with Section 5.01(a)(4).

(c)          Notwithstanding Section 5.01(a) and this Section 5.01(b), the Transactions will be permitted subject to compliance with the requirements of Section 5.01(a)(6).

(d)          The Issuer will not permit any Guarantor to merge, amalgamate or consolidate with or into (whether or not the Issuer or such Guarantor is the surviving corporation), or convey, transfer or lease all or substantially all of its properties and assets to any Person (other than with or into, or to, the Issuer or a Guarantor) unless:

(1)          if such entity remains a Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of Luxembourg, any country within the United Kingdom, Canada, a Province of Canada, the United States of America, any State of the United States or the District of Columbia or the jurisdiction of organization of such Guarantor;

(2)          the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Notes, this Indenture and its Notes Guarantee pursuant to a supplemental indenture or other document or instrument in form and substance reasonably satisfactory to the Trustee;

(3)          immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(4)          the Issuer will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation, winding up or disposition and such supplemental indenture (if any) comply with this Indenture.

(e)          Except as otherwise described in this Indenture, the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and the Notes Guarantee of such Guarantor. Notwithstanding the foregoing, without complying with any of clauses (1) through (4) of Section 5.01(d), any Guarantor may merge, amalgamate or consolidate with or into or transfer all or part of its properties and assets (1) to another Guarantor or the Issuer or (2) to any other Person in a transaction permitted by Section 4.10 or by the definition of the term “Asset Sale.” Additionally, notwithstanding Section 5.01(d), any Guarantor may merge, amalgamate or consolidate with a Restricted Subsidiary of the Issuer solely for the purpose of reincorporating the Guarantor federally, in a Province of Canada or a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Guarantor and its Restricted Subsidiaries is not increased thereby.

Section 5.02         Successor Entity Substituted.

(a)          Notwithstanding anything in this Indenture or otherwise to the contrary, at any time from and after the Issue Date, at the option of the Issuer and following prior written notice from the Issuer to the Trustee, LGEC may consummate the Assumption.

(b)          From and after the Assumption Date, the Successor Issuer shall be considered the Issuer for all purposes of this Indenture.

(c)          On the Assumption Date, FinanceCo shall deliver, with respect to the Notes, to the Trustee (a) a supplemental indenture substantially in the form of Exhibit D hereto and (b) an Officers’ Certificate and an Opinion of Counsel, each stating that such Assumption and such supplemental indenture comply with this Indenture.

(d)          Upon any consolidation, amalgamation or merger, or conveyance, transfer or lease all or substantially all of the assets of the Issuer or any Guarantor to any Person in accordance with this Article V, the Issuer or such Guarantor, as the case may be, will be released from its obligations under this Indenture and its Notes Guarantee, as the case may be, and the Successor Issuer or Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture and such Notes Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes and such Guarantor will not be released from its obligations under its Notes Guarantee, as the case may be.

Article 6

DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

(a)          An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)          default in any payment of interest on any Note when due, for a period of 30 days;

(2)          default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)          failure by the Issuer or any Guarantor to comply for 60 days after notice as provided below with any of its other agreements contained in this Indenture, the Notes or the Notes Guarantees;

(4)          at any time after the Assumption Date, there is a failure by the Issuer, any Guarantor or any Restricted Subsidiary to pay any Indebtedness, other than Indebtedness owed to any Guarantor or the Issuer or a Restricted Subsidiary, and other than Indebtedness incurred by a Special Purpose Producer that is non-recourse to the Issuer or any Restricted Subsidiary other than such Special Purpose Producer (for the avoidance of doubt, an outstanding Negative Pick-up Obligation of the Issuer or any Restricted Subsidiary shall be considered recourse Indebtedness of the Issuer or such Restricted Subsidiary), within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the principal amount of such indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or such other default or the maturity of which has been so accelerated, aggregates $75,000,000 or its foreign currency equivalent or more;

(5)          The Issuer (or LGEC prior to the Assumption Date), any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer (or LGEC prior to the Assumption Date) and the Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)         commences proceedings to be adjudicated bankrupt or insolvent;

(B)         consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law (including, for the avoidance of doubt, the filing of a notice of intention under the Bankruptcy and Insolvency Act (Canada) or of an application under the Companies’ Creditors Arrangement Act (Canada) or any proposal to compromise, arrange or reorganize any of its debts or obligations under Section 192 of the Canada Business Corporations Act or any similar provision of Canadian federal or provincial corporate law);

(C)         consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(D)         makes a general assignment for the benefit of its creditors;

(6)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)         is for relief against the Issuer (or LGEC prior to the Assumption Date), any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer (or LGEC prior to the Assumption Date) and the Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Issuer (or LGEC prior to the Assumption Date), any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer (or LGEC prior to the Assumption Date) and the Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)         appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer (or LGEC prior to the Assumption Date), any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer (or LGEC prior to the Assumption Date) and the Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer (or LGEC prior to the Assumption Date), any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer (or LGEC prior to the Assumption Date) and the Restricted Subsidiaries), would constitute a Significant Subsidiary;

(C)         orders the liquidation, dissolution or winding up of the Issuer (or LGEC prior to the Assumption Date), any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer (or LGEC prior to the Assumption Date) and the Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(D)         orders the presentation of any plan or arrangement, compromise or reorganization of the Issuer (or LGEC prior to the Assumption Date), any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer (or LGEC prior to the Assumption Date) and the Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(7)          failure by the Issuer (or LGEC prior to the Assumption Date) or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer (or LGEC prior to the Assumption Date) and the Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $75,000,000 or its foreign equivalent (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)          any Notes Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements for the Issuer (or LGEC prior to the Assumption Date) and the Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Notes Guarantees) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under this Indenture or its Notes Guarantee to which it is a party and the Issuer fails to cause such Guarantor to rescind such denials or disaffirmations within 30 days; or

(9)          the failure by FinanceCo to consummate the Special Mandatory Redemption, to the extent required under Section 3.08.

However, a default under clause (3) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the default in writing and the Issuer does not cure such default within the time specified in clause (3) of this Section 6.01(a) after receipt of such notice.

(b)          In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (4) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(1)          the default triggering such Event of Default pursuant to clause (4) of Section 6.01(a) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto; and

(2)          (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (B) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (C) there has been deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel in accordance with the terms of this Indenture.

Section 6.02         Acceleration.

(a)          If any Event of Default (other than an Event of Default described in clause (5) or (6) of Section 6.01(a)) occurs and is continuing, the Trustee by written notice to the Issuer, specifying the Event of Default, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest shall be due and payable immediately.

(b)          If an Event of Default described in clause (5) or (6) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and interest that is both accrued and unpaid on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)          The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03         Other Remedies.

(a)          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except:

(1)          a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); and

(2)          a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes are given the right to direct, in writing, the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Notes or the Notes Guarantees or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.06         Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a)          such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)          the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(c)          such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)          the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e)          the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07         Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder to bring suit for the enforcement of any payment of principal, premium, if any, and interest (including Additional Amounts) on its Note, on or after the respective due dates expressed in this Indenture or such Note shall not be amended without the consent of such Holder.

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and accrued and unpaid interest to, but not including, the date of payment on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11         Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12         Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or LGEC prior to the Assumption Date or any other obligor upon the Notes including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13         Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(a)          to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(b)          to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

(c)          to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this paragraph, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

Section 6.14         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7

TRUSTEE

Section 7.01         Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(1)          the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(1)          this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(2)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)          The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture, the Notes or the Notes Guarantees at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02         Rights of Trustee.

(a)          The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer (or LGEC prior to the Assumption Date), personally or by agent or attorney at the sole cost of the Issuer (or LGEC prior to the Assumption Date) and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)          None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(g)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)          The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)          The permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(k)          The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer in this Indenture and shall be entitled to assume that the Issuer and the Guarantors are in compliance with the terms of this Indenture.

Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and 7.11.

Section 7.04         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

If a Default of which a Responsible Officer of the Trustee has been notified occurs and is continuing, the Trustee shall mail (or otherwise communicate in accordance with the procedures of DTC) to each Holder notice of the Default within 90 days after it occurs and is known to a Responsible Officer of the Trustee. Except in the case of a Default relating to the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to know of any Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default, the Notes and this Indenture.

Section 7.06         [reserved].

Section 7.07         Compensation and Indemnity.

(a)          The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business.

(b)          The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

(c)          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)          To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(5) or (6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08         Replacement of Trustee.

(a)          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1)          the Trustee fails to comply with Section 7.10;

(2)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)          a receiver or public officer takes charge of the Trustee or its property; or

(4)          the Trustee becomes incapable of acting.

(b)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(c)          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)          As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10         Eligibility; Disqualification.

(a)          There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.11         [reserved].

Section 7.12         Quebec Power of Attorney.

For the purposes of holding any guarantees or security granted by or to be granted by the Issuer or any of the Guarantors pursuant to the laws of the Province of Quebec, each of the parties hereto hereby appoints and designates the Trustee as the hypothecary representative (within the meaning of Article 2692 of the CCQ) for all present and future Holders. By becoming a Holder, each Holder shall be deemed to ratify the appointment as hypothecary representative granted to the Trustee hereunder for and on behalf of the all present and future Holders. The Trustee agrees to act in such capacity. The execution prior to the date hereof by the Trustee in its capacity as hypothecary representative of any guarantees or security pursuant to the laws of the Province of Quebec is hereby ratified and confirmed. For greater certainty, the Trustee, acting as hypothecary representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as prescribed in favor of the Trustee in this Indenture, which shall apply mutatis mutandis. In the event of the resignation or replacement and appointment of a successor Trustee, such successor Trustee shall also act as the hypothecary representative unless a hypothecary representative is otherwise appointed.

Article 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02         Legal Defeasance and Discharge.

(a)          Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Notes Guarantees on the date the conditions set forth below are satisfied, and the Notes Guarantees in effect at such time will terminate (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)          the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2)          the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)          the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)          this Section 8.02.

(b)          Upon the Issuer’s exercise of its Legal Defeasance option, the Notes Guarantees in effect at such time will terminate. Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)          Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03         Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.17 and Section 5.01(a)(4) with respect to the outstanding Notes, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, and such Notes and the Notes Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, the operation of Section 6.01(a)(3), Section 6.01(a)(4), Section 6.01(a)(5)(solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer and the Restricted Subsidiaries, would constitute a Significant Subsidiary), Section 6.01(a)(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer and the Restricted Subsidiaries, would constitute a Significant Subsidiary), Section 6.01(a)(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer and the Restricted Subsidiaries, would constitute a Significant Subsidiary) and Section 6.01(a)(8), shall not constitute Events of Default.

Section 8.04         Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)          the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, as evidenced by an Officers’ Certificate of the Issuer (or, in the case of any deposit of Government Securities, as evidenced by the opinion of a nationally recognized (in Canada or the United States) firm of independent public accountants), to pay the principal of, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)          in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)         the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)         since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, subject to customary assumptions and exclusions, the Holders of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)          in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)          such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than this Indenture) relating to Material Indebtedness of the Issuer or any Guarantor;

(5)          no Event of Default or Default relating to Section 6.01(a)(4), Section 6.01(a)(5), Section 6.01(a)(6) or Section 6.01(a)(7) shall have occurred and be continuing on the date of such deposit (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith); and

(6)          the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with. In the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law.

Section 8.05         Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)          Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.06 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or premium, if any, or interest, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.07         Reinstatement.

If the Trustee or Paying Agent is unable to apply any Dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Notes Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

Article 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders.

(a)          Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Notes Guarantees or the Escrow Agreement to:

(1)          cure any ambiguity, omission, mistake, defect or inconsistency;

(2)          provide for the assumption by a successor entity of the obligations of the Issuer or any Guarantor under this Indenture, the Notes or the Notes Guarantees;

(3)          provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)          comply with the rules of any applicable Depositary;

(5)          add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Notes Guarantee or this Indenture in accordance with the applicable provisions of this Indenture or the Notes Guarantees;

(6)          add covenants of the Issuer or its Subsidiaries or Events of Default for the benefit of or to make changes that would provide additional rights to the Holders, or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)          make any change that does not adversely affect the legal rights under this Indenture of any Holder;

(8)          comply with any requirement of the SEC in connection with any required qualification of this Indenture under the Trust Indenture Act;

(9)          evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(10)        provide for the issuance of Additional Notes, which shall be treated, together with any outstanding Notes, as a single class of securities, so long as the Incurrence of such Additional Notes is otherwise permitted by this Indenture;

(11)        conform the text of this Indenture, the Notes, the Notes Guarantees or the Escrow Agreement to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Notes Guarantees; or

(12)         make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of applicable Canadian securities laws, the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(b)          Upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C, and delivery of an Officers’ Certificate, except as provided in Section 4.15 and Section 5.01(d).

Section 9.02         With Consent of Holders.

(a)          Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture, the Notes or the Notes Guarantees with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, or premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Notes Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)          Upon the request and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.04, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)          The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under this Section 9.02 by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(d)          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a notice briefly describing such amendment, supplement or waiver. Any failure of the Issuer to give such notice to all the Holders, or any defect therein, shall not, however, in any way impair or affect the validity of the amendment, supplement or waiver.

(e)          Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not:

(1)          reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)          reduce the stated rate of interest or extend the time for payment of interest on any Note;

(3)          reduce the principal of or extend the Stated Maturity of any Note;

(4)          reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described under Section 3.07 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)          make any Note payable in money other than that stated therein;

(6)          amend the right of any Holder to institute suit for the enforcement of any payment of principal, premium, if any, or interest on or with respect to such Holder’s Notes on or after the respective due dates expressed in this Indenture or such Notes;

(7)          make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8)          modify the form of the Notes Guarantee in any manner adverse to the Holders or release the Guarantors constituting all or substantially all of the value of the Notes Guarantees of all Guarantors as a whole; or

(9)          expressly subordinate the Notes in right of payment to any other Indebtedness of the Issuer or a Guarantor.

(f)          Without the consent of the Holders of at least 100% of the principal amount of the Notes then outstanding, no amendment, supplement or waiver may amend or waive any condition to the Release under the Escrow Agreement.

Section 9.03         [reserved].

Section 9.04         Effect of Consents.

(a)          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent

Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)          The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.

Section 9.05         Notation on or Exchange of Notes.

(a)          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06         Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until its Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Article 10

GUARANTEES

Section 10.01       Notes Guarantee.

(a)          Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on an unsecured, unsubordinated basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that (1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Notes Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Notes Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Notes Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Notes Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Notes Guarantees.

(f)          Each Notes Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Notes Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)          In case any provision of any Notes Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)          Each payment to be made by a Guarantor in respect of its Notes Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02       Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law, Canadian federal or provincial law, law of England or law of Luxembourg to the extent applicable to any Notes Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Notes Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Notwithstanding any other provision of this Indenture, the maximum liability of any Guarantor incorporated under the laws of Luxembourg (a “Luxembourg Guarantor”) pursuant to its Notes Guarantee shall be limited to an amount equal to the sum of:

(a)          an amount equal to the aggregate (without double-counting) of (A) all moneys received by the Luxembourg Guarantor or its direct or indirect present or future Subsidiaries under this Indenture and (B) the aggregate amount directly or indirectly made available to the Luxembourg Guarantor or its direct or indirect present or future Subsidiaries by other members of the Group that has been financed by a borrowing under this Indenture;

plus

(b)          an amount equal to 95% of the greater of (a) the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in annex I to the grand ducal regulation dated December 18, 2015 defining the form and content of the presentation of balance sheet and profit and loss account implementing Articles 34, 35, 46 and 47 of the Luxembourg law dated December 19, 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings as amended (the “Regulation”) as increased by the amount of any Intra-Group Liabilities, each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts and other relevant documents available to the Trustee on the Assumption Date or (b) the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in the Regulation as increased by the amount of any Intra-Group Liabilities, each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts and other relevant documents available to the Trustee at the time the applicable Notes Guarantee is called.

For the purposes of this Section 10.02, “Intra-Group Liabilities” means all existing liabilities owed by the Luxembourg Guarantor to the Issuer or any Guarantor that have not been financed, directly or indirectly, by the proceeds of the Notes.

Where for the purpose of the determination of the Luxembourg Guarantor’s own funds as under clause (b) above, no duly established and approved annual accounts are available for the relevant reference period (which, for the avoidance of doubt, includes a situation where, in respect of the determination to be made under clause (b) above, no final annual accounts have been established in due time in respect of the then most recently ended financial year) the relevant Luxembourg Guarantor shall, promptly, establish unaudited interim accounts (as of the date of the end of the then most recent financial quarter) or annual accounts (as applicable) duly established in accordance with applicable accounting rules, pursuant to which the relevant Luxembourg Guarantor’s own funds and Intra-Group Liabilities will be determined. If the relevant Luxembourg Guarantor fails to provide such unaudited interim accounts or annual accounts (as applicable) within 30 Business Days as from the request of the Trustee, the Trustee may appoint an independent auditor (réviseur d’entreprises agréé) or an independent reputable investment bank which shall undertake the determination of the relevant Guarantor’s own funds and Intra-Group Liabilities. In order to prepare such determination, the independent auditor (réviseur d’entreprises agréé) or the independent reputable investment bank shall take into consideration such available elements and facts at such time, including without limitation, the latest annual accounts of its Subsidiaries, any recent valuation of the assets of such Luxembourg Guarantor and its subsidiaries (if available), the market value of the assets of such Luxembourg Guarantor and its subsidiaries as if sold between a willing buyer and a willing seller as a going concern using a standard market multi criteria approach combining market multiples, book value, discounted cash flow or comparable public transaction of which price is known (taking into account circumstances at the time of the valuation and making all necessary adjustments to the assumption being used) and acting in a reasonable manner.

Section 10.03       Execution and Delivery.

(a)          To evidence its Notes Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a supplemental indenture to this Indenture substantially in the form attached hereto as Exhibit C (or, if in connection with the Assumption, Exhibit D) shall be executed on behalf of such Guarantor by an Officer thereof or person holding an equivalent title.

(b)          Each Guarantor hereby agrees that its Notes Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Notes Guarantee on the Notes.

(c)          If an Officer whose signature is on a supplemental indenture to this Indenture no longer holds that office at the time the Trustee executes such supplemental indenture, the Notes Guarantees shall be valid nevertheless.

(d)          If required by Section 4.15, the Issuer shall cause any Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

Section 10.04       Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05       Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Notes Guarantee are knowingly made in contemplation of such benefits.

Section 10.06       Release of Notes Guarantees.

(a)          A Guarantor shall be automatically and unconditionally released and discharged from its obligations under its Notes Guarantee and this Indenture, and no further action by such Guarantor, the Issuer or the Trustee shall be required for the release of such Guarantor’s Notes Guarantee, upon:

(1)          any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or any sale, assignment, transfer, conveyance, exchange or other disposition of all or substantially all the assets of such Guarantor (other than by lease); provided that, in each of the foregoing cases, such sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with this Indenture, including, if applicable, Section 4.10 (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with Section 4.10 needs to be applied in accordance therewith at such time) and Article 5;

(2)          the release or discharge of such Guarantor from its Guarantee of Indebtedness of the Issuer under the Senior Credit Facility (including by reason of the termination of the Senior Credit Facility) and all other Material Indebtedness of the Issuer and its Restricted Subsidiaries;

(3)          the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(4)          the Issuer exercising its Legal Defeasance option in accordance with Article 8 or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; or

(5)          in the case of any Guarantor which has provided a Notes Guarantee in the Issuer’s discretion and which does not or, substantially contemporaneously with the release, will not Guarantee any Material Indebtedness of the Issuer, the Issuer’s

delivering notice to the Trustee of its election to release such Guarantor from its Notes Guarantee; and

The Issuer shall, from time to time upon the written request of the Trustee, provide the Trustee with a current list of the Guarantors. At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing the termination of the applicable Notes Guarantee.

Section 10.07       Indemnity and Subrogation.

In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 10.09), the Issuer agrees that in the event a payment shall be made by any Guarantor hereunder or under the Notes or the Notes Guarantee, the Issuer shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

Section 10.08       Contribution and Subrogation.

Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 10.09) that, in the event a payment shall be made by any other Guarantor hereunder or under the Notes or the Notes Guarantee in respect of any amount owed thereunder to satisfy any obligation owed to the Trustee, or any Holder and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Issuer as provided in Section 10.07, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator of which shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto after the date hereof, the date such Guarantor becomes a party). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 10.08 shall be subrogated to the rights of such Claiming Guarantor under Section 10.07 to the extent of such payment.

Section 10.09       Subordination.

Notwithstanding any provision of this Indenture to the contrary, all rights of the Guarantors under Sections 10.07 and 10.08 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations hereunder and under the Notes. No failure on the part of the Issuer or any Guarantor to make the payments required by Sections 10.07 and 10.08 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder. The Issuer and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Issuer or any Restricted Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations hereunder and under the Notes.

Article 11

SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge.

(a)          This Indenture will be discharged and will cease to be of further effect as to all Notes when either:

(1)          all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been theretofore deposited in trust) have been delivered to the Trustee for cancellation; or

(2)          (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be, as evidenced by an Officers’ Certificate of the Issuer (or, in the case of any deposit of Government Securities, as evidenced by the opinion of a nationally recognized (in Canada or the United States) firm of independent public accountants); provided that with respect to any discharge that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium, calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on the date of the redemption;

(B)         no Event of Default set forth in, or Default relating to, Sections 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) or 6.01(a)(7) shall have occurred and be continuing on the date of such deposit (other than an Event of Default or a Default resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith); and such deposit shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or instrument (other than this Indenture) relating to Material Indebtedness of the Issuer or any Guarantor;

(C)         the Issuer has paid or caused to be paid all other sums payable by it under this Indenture; and

(D)         the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)          In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of Section 11.01(a), the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02        Application of Trust Money.

(a)          Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

(b)          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of or premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article 12

MISCELLANEOUS

Section 12.01       Trust Indenture Act.

The provisions of the Trust Indenture Act do not apply to this Indenture or the Notes.

Section 12.02       Notices.

(a)          Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested) or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ addresses:

If to the Issuer and/or any Guarantor:

c/o Lions Gate Entertainment Inc.

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

Fax No.: (310) 452-8934

Attention: Wayne Levin, VP & General Counsel

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Fax No: (212) 403-2000

Attention: John R. Sobolewski and Joshua A. Feltman

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Fax No.: (732) 578-4635

Attention: Corporates Team Deal Manager – LG FinanceCo Corp.

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Fax No.: (732) 578-4635

Attention: Corporates Team Deal Manager – LG FinanceCo. Corp.

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(b)          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date on which publication is made if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)          Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)          Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)          The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)          If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)          If the Issuer sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

Section 12.03       Communication by Holders with Other Holders.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes in the manner contemplated by the provisions of Section 312(b) of the Trust Indenture Act (it being understood that, for the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or the Notes). The disclosure by the Trustee of any such information as to the names and addresses of the Holders in accordance with the provisions of this Section 12.03, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or of any law hereafter enacted, nor shall such Trustee be held accountable by reason of mailing any material pursuant to a request made under this Section 12.03.

Section 12.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall, at the request of the Trustee, furnish to the Trustee:

(1)          an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)          an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 4.15 and Section 5.01(d), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this

Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C (or, if in connection with the Assumption, Exhibit D) and (B) no Opinion of Counsel shall be required in connection with the issuance of Notes on the Issue Date.

Section 12.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)         a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07        No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, Officer, employee, incorporator or stockholder of the Issuer or the Guarantors, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or the Notes Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08       Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTES GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.09        Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTES GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10        Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12       Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.13       Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14       Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Notwithstanding the foregoing, the exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 12.15       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16       U.S.A. PATRIOT Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law.

Section 12.17        Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a)          The Issuer and each Guarantor, jointly and severally, agrees that any suit, action or proceeding against the Issuer or any Guarantor arising out of or relating to this Indenture, the Notes and the Notes Guarantees may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and the Issuer and each Guarantor irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Issuer and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Notes and the Notes Guarantees, including such actions, suits or proceedings relating to the securities laws of the U.S. or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or relevant Guarantor and may be enforced in any court to the jurisdiction of which the Issuer or relevant Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or relevant Guarantor in the manner provided by this Section 12.17.

(b)          The Issuer and each Guarantor hereby consents to service of process by mail at the address to which notices are to be given to it pursuant to Section 12.02.

Section 12.18        Judgment Currency

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under the Notes or this Indenture into any currency other than Dollars, the Issuer and each Guarantor agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase Dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Issuer and each Guarantor with respect to any sum due from it to the Trustee and the Holders shall, notwithstanding any judgment in a currency other than Dollars, not be discharged until the first Business Day following receipt by the Trustee or the Holders of any sum in such other currency, and only to the extent that the Trustee may in accordance with normal banking procedures purchase Dollars with such other currency. If the Dollars so purchased are less than the sum originally due to the Trustee or the Holders, the Issuer and each of the Guarantors, jointly and severally, to the extent permitted by law, agree as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and such Holders against such loss. If the Dollars so purchased are greater than the sum originally due to the Trustee or the Holders, the Trustee and the Holders hereby agree to pay to the Issuer an amount equal to the excess of the Dollars so purchased over the sum originally due to such person.

[Signatures on following pages]

lg financeco Corp.

By:	/s/ Wayne Levin
Name: Wayne Levin
Title: President and Secretary

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Linda Reale
Name: Linda Reale
Title: Vice President

By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES

AND ADDITIONAL NOTES

Section 1.1           Definitions.

(a)          Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the 40-day “distribution compliance period” as defined in Regulation S.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“IAI” means an institutional “accredited investor” as described in Rule 501.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means any notes offered and sold in reliance on Regulation S.

“Regulation S Permanent Global Notes” means any Regulation S Notes issued in the form of one or more global Notes that are no longer subject to the Distribution Compliance Period.

“Regulation S Temporary Global Notes” means any Regulation S Notes issued in the form of one or more global Notes that are subject to the Distribution Compliance Period.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means any notes offered and sold in reliance on Rule 144A.

“Rule 904” means Rule 904 promulgated under the Securities Act.

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“Unrestricted Global Note” means any Global Note that does not bear or is not required to bear the Restricted Notes Legend.

(b)          Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(d)
“Automatic Exchange”	2.3(e)
“Automatic Exchange Date”	2.3(e)
“Automatic Exchange Notice”	2.3(e)
“Automatic Exchange Notice Date”	2.3(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.3(f)(i)
“IAI Global Note”	2.1(b)
“Initial Global Note”	2.1(b)
“OID Notes Legend”	2.3(f)(i)
“Regulation S Global Note”	2.1(b)
“Regulation S Temporary Global Notes Legend”	2.3(f)(i)
“Restricted Notes Legend”	2.3(f)(i)
“Rule 144A Global Note”	2.1(b)

Section 2.1           Form and Dating.

(a)          The Initial Notes issued on the date hereof shall be issued in a transaction exempt from registration under the Securities Act. Additional Notes may include (1) Rule 144A Notes and (2) Regulation S Notes, and any such Additional Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b)          Global Notes. The Initial Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Initial Global Note”), any Additional Notes constituting Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and any Additional Notes constituting Regulation S Notes shall be issued initially in the form of Regulation S Temporary Global Notes (collectively with the Regulation S Permanent Global Notes, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the “IAI Global Note”) shall also be issued on any issue date in respect of Additional Notes constituting Rule 144A Notes or Regulation S Notes, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in any Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Distribution

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Compliance Period. The Initial Global Note, Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes”; provided that the term “Global Note” when used in Sections 2.1(d), 2.3(b), 2.3(g), 2.3(h)(i), 2.3(h)(ii) and 2.4 of this Appendix A and Section 2.06 of this Indenture shall also include the Unrestricted Global Note. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.3(c) below.

(c)          Temporary Global Notes. Any Initial Notes and any Additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)          Book-Entry Provisions. This Section 2.1(d) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(d) and Section 2.2 and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as

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between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(e)          Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

Section 2.2           Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $520,000,000, (b) subject to the terms of this Indenture, Additional Notes and (c) the Unrestricted Global Notes for issue only in accordance with Section 2.3(e). Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes.

Section 2.3           Transfer and Exchange.

(a)          Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)          to register the transfer of such Definitive Notes; or

(ii)         to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)          in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A)         if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B)         if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C)         if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the

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Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(f)(i).

(b)          Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i)          (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or (3) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; or (B) such other certification and Opinion of Counsel as the Trustee shall require; and

(ii)         written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c)          Transfer and Exchange of Global Notes. (i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the

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Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)         If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)        Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)          Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Notes of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000. Such written certification shall no longer be required after the expiration of the

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Distribution Compliance Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)         Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e)          Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the six months after (1) with respect to any Note issued on the Issue Date, the later of (x) the Issue Date and (y) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note or (2) with respect to any Additional Note, if any, the later of (x) the issue date of such Additional Note and (y) the last date on which the Issuer or any Affiliate of the Issuer was the owner such Note, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer may (A) provide written notice to the Trustee at least 10 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with the DTC, (B) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (I) the Automatic Exchange Date, (II) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (III) the “CUSIP” number of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and the (IV) “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (C) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged. At the Issuer’s request on no less than 5 calendar days’ notice, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.3, during the 10 day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(e) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate in form reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and

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that the aggregate principal amount of the particular Global Note that is a Transfer Restricted Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.3(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

(f)           Legends.

(i)           Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes (other than an Unrestricted Global Note) and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFF-SHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(d)(1) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT INCLUDING PROVIDED BY RULE 144 (IF AVAILABLE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE COMPANY AND THE TRUSTEE ARE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY

8

THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR (2)(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CERTIFY TO THE TRUSTEE THE MANNER OF SUCH TRANSFER. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”

Each Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE ISSUER AT 2700 COLORADO AVENUE, SUITE 200, SANTA MONICA, CALIFORNIA 90404.”

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

9

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Each Regulation S Temporary Global Note shall bear the following additional legend (“Regulation S Temporary Global Notes Legend”):

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR REGULATION S PERMANENT GLOBAL NOTES, ARE AS SPECIFIED IN THE INDENTURE. UPON THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE DEEMED TO BE A REGULATION S PERMANENT GLOBAL NOTE.”

(ii)         Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)        Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(iv)        Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)          Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

10

(h)          No Obligation of the Trustee.

(i)           The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.4           Definitive Notes.

(a)          A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee.

(b)          Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall

11

authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(f), bear the Restricted Notes Legend.

(c)          Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)          In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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SCHEDULE 1

INITIAL UNRESTRICTED SUBSIDIARIES

Chuck Productions Corp.

Cornfield Productions, LLC

Dresden Files Productions Corp.

Dresden Files Productions I Corp.

Dude Productions Corp.

GLC New Enterprise Licensing, LLC

Harold Productions, LLC

IFE Finance GP Inc.

Kumar Productions, LLC

Landscape Interactive Web Design

Landscape Television Inc.

LG Films Finance I, LLC

LG Nextpoint Merger Corp.

LG Productions Canada, ULC

LG UK Film Ventures, LLC

LionsGate Channels, Inc.

LionsGate Channels 2, Inc.

Lions Gate Films Licensing LLC

Lions Gate Finance LP

Lions Gate Interactive, Inc.

Lions Gate Tennessee, Inc.

Lions Gate X-US Productions, LLC

Mandate Development II, LLC

Mandate Development, LLC

Mandate Holdings, LLC

Mandate Music Publishing, LLC

Music City Productions, Inc.

Seashore GER 3, Inc.

Summit Entertainment Limited

Summit Entertainment N.V.

Tough Trade Productions, Inc.

Sch. 1-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                       ]

ISIN [                     ]1

[RULE 144A][REGULATION S][IAI] NOTE

5.875% Senior Notes due 2024

No. ___	Up to [$______________]

LG FINANCECO CORP.

to be assumed by

LIONS GATE ENTERTAINMENT CORP.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ U.S. Dollars] on November 1, 2024.

Interest Payment Dates: May 1 and November 1, commencing May 1, 2017

Record Dates: April 15 and October 15

1       Rule 144A Note CUSIP: 535919 AL8

Rule 144A Note ISIN: US535919AL83

Regulation S Note CUSIP: C5183U AB4

Regulation S Note ISIN: USC5183UAB47

IAI Note CUSIP: 535919 AM6

IAI Note ISIN: US535919AM66

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [__________] [__], 20[__]

LG Financeco corp.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:
Name:
Title:

[Back of Note]

5.875% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. The Issuer promises to pay interest on the principal amount of this Note at 5.875% per annum from and including October 27, 2016 to, but not including, maturity. The Issuer shall pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that the first Interest Payment Date shall be May 1, 2017. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For purposes of the Interest Act (Canada), the rate of interest payable under the Notes, when expressed as an annual rate of interest, is equivalent to (x) the applicable rate payable based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360.

2.            METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4.            INDENTURE. The Issuer issued the Notes under an Indenture, dated as of October 27, 2016 (the “Indenture”), among LG FinanceCo Corp., a corporation organized under the laws of the Province of British Columbia, Canada, and the Trustee. This Note is one

of a duly authorized issue of notes of the Issuer designated as its 5.875% Senior Notes due 2024. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            REDEMPTION AND REPURCHASE.

The Notes are subject to optional and mandatory redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. Except as set forth in Section 3.08 of the Indenture the Issuer shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder to, among other things, furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer or exchange of any Note selected for redemption in whole or in part except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period beginning at the opening of business 15 days before the day of any selection of Notes to be redeemed.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be as set forth in the Indenture.

10.          AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.          GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY NOTES GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.          CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o Lions Gate Entertainment Inc.

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

Fax No.: (310) 452-8934

Attention: Wayne Levin, Vice President & General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by
an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10         ☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _____________________

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Tax Identification No.:

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

__________________

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Lions Gate Entertainment Corp.

c/o Lions Gate Entertainment Inc.

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

Fax No.: (310) 452-8934

Attention: Wayne Levin, Vice President & General Counsel

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Fax No.: (732) 578-4635

Attention: Corporates Team Deal Manager – LG FinanceCo Corp.

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[      ] principal amount of the 5.875% Senior Notes due 2024 (the “Notes”) issued pursuant to that certain Indenture, dated as of October 27, 2016, by and between LG FinanceCo Corp. and Deutsche Bank Trust Company Americas, as trustee (as amended, supplemented or otherwise modified, the “Indenture”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1.          We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

B-1

2.          We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer (as defined in the Indenture) or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:_________________,

by:

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Issuer”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture, dated as of October 27, 2016, and as supplemented by that certain supplemental indenture dated as of [__________] [__], 20[__] (together, the “Indenture”) providing for the issuance of 5.875% Senior Notes due 2024 (the “Notes”), initially in the aggregate principal amount of $520,000,000;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.            Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

3.            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

5.            Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

5.           Trustee Makes No Representation.  The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the each Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

[FORM OF ISSUER ASSUMPTION SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [●], among Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Successor Issuer”), LG FinanceCo Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Issuer”), the Guarantors party hereto and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Trustee have heretofore executed an indenture, dated as of October 27, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 5.875% Senior Notes due 2024 (the “Notes”), initially in the aggregate principal amount of $520,000,000;

WHEREAS, the Successor Issuer and the Issuer have resolved that the Issuer shall wind-up and dissolve pursuant to Section 314 of the Business Corporations Act (British Columbia) and, in connection with such dissolution, the Issuer shall transfer and assign all of its assets and liabilities to the Successor Issuer;

WHEREAS, Section 5.02 of the Indenture provides that under certain circumstances the Successor Issuer may assume all obligations of the Issuer under the Indenture and the Notes pursuant to a supplemental indenture to the Indenture, at which time the Issuer will be automatically released from any obligations as Issuer under the Indenture and the Notes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Successor Issuer, the Issuer and the Guarantors party hereto are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Issuer, the Issuer, the Guarantors party hereto and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Assume Obligations.

(a) The Successor Issuer hereby agrees to unconditionally assume the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture and the Notes applicable to the Issuer and to perform all of the obligations and agreements of the Issuer under the Indenture and the Notes and may exercise every right and power of the Issuer.

(b) The Successor Issuer hereby agrees to unconditionally assume the Issuer’s Obligations under the Escrow Agreement and to be bound by all provisions of the Escrow Agreement applicable to the Issuer and to perform all of the obligations and agreements of the Issuer under the Escrow Agreement and may exercise every right and power of the Issuer.

3. Release of Obligations.

(a) FinanceCo is hereby automatically released from any obligations as Issuer under Indenture and the Notes; provided, however, that unless FinanceCo is liquidated, dissolved, transfers all of its assets to the Successor Issuer or any Guarantor or is otherwise wound up on the date hereof, FinanceCo shall, by an indenture supplemental to the Indenture, substantially in the form of Exhibit C to the Indenture, become a Guarantor of the Notes.

(b) FinanceCo is hereby automatically released from any obligations as Issuer under Escrow Agreement.

4. Guarantor.  Each of the Guarantors party hereto agree to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

5. Notices.  All notices or other communications to the Successor Issuer shall be given as provided in Section 12.02 of the Indenture.

6. Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Trustee Makes No Representation.  The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer, the Successor Issuer and the each Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer, the Successor Issuer and the Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

8. Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this

Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

9. Effect of Headings.  The headings of Section of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

LG FINANCECO CORP., as Issuer

By:
Name:
Title:

LIONS GATE ENTERTAINMENT CORP., as Successor Issuer

By:
Name:
Title:

[GUARANTORS], each as a Guarantor

By:
Name:
Title: ]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

NOTICE OF REDEMPTION

TO THE HOLDERS OF

LG FINANCECO CORP. 5.875% SENIOR NOTES DUE 2024

(CUSIP / ISIN Nos.: 535919 AL8 / US535919AL83; C5183U AB4 / USC5183UAB47; 535919 AM6 / US535919AM66)

Pursuant to Section 3.08(a) of the Indenture, dated as of October 27, 2016 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”; capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Indenture), between LG FinanceCo Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Issuer”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), notice is hereby given that (i) a Special Mandatory Redemption Trigger Event occurred on [●], 201[●] and (ii) a Special Mandatory Redemption of all of the Issuer’s outstanding 5.875% Senior Notes due 2024 (the “Notes”) shall occur on [●], 201[●] (the “Special Mandatory Redemption Date”). Pursuant to Section 3.08(b) of the Indenture, the Notes will be redeemed on the Special Mandatory Redemption Date at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, on the Notes to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). The aggregate accrued and unpaid interest on the Notes to, but not including, the Special Mandatory Redemption Date has been calculated to be equal to $[●]. Therefore, the aggregate Special Mandatory Redemption Price to be paid is equal to $[●].

Unless the Issuer defaults in paying the Special Mandatory Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture, interest, if any, on the Notes ceases to accrue on and after the Special Mandatory Redemption Date.

The Trustee is the Paying Agent (as defined in the Indenture) with respect to the Notes being redeemed. Notes must be surrendered to the Paying Agent at the address specified below to collect payment of the Special Mandatory Redemption Price:

Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60-1630
New York, New York 10005
Attention: Corporates Team Deal Manager – LG FinanceCo Corp.

NOTES HELD IN BOOK-ENTRY FORM WILL BE REDEEMED IN ACCORDANCE WITH THE APPLICABLE PROCEDURES OF THE DEPOSITORY TRUST COMPANY.

* The CUSIP numbers are included herein solely for the convenience of the registered owners of the Notes. No representation is made as to the accuracy or correctness of the CUSIP numbers listed herein or printed on the Notes.

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Date: [●], 201[●]

LG FinanceCo Corp.

IMPORTANT NOTICE

For holders of Notes who have not established an exemption, payments made upon the redemption of the Notes may be subject to U.S. federal withholding of 28% of the payments to be made, as and to the extent required by the provisions of the U.S. Internal Revenue Code. To establish an exemption from such withholding, holders of Notes should submit a completed and signed Internal Revenue Service Form W-9 (or applicable Form W-8) when surrendering their Notes for payment.

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